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As filed with the Securities and Exchange Commission on April 29, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Primus Telecommunications Holding, Inc.
Primus Telecommunications Group, Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4813 (Primary Standard Industrial Classification Code Number)	54-1708481 (I.R.S. Employer Identification No.)
1700 Old Meadow Road, Suite 300 McLean, Virginia 22102 (703) 902-2800 (Address, including zip code, and telephone number, including area code, of co-registrant's principal executive offices)

K. PAUL SINGH
PRESIDENT, PRIMUS TELECOMMUNICATIONS HOLDING
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER,
PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
1700 OLD MEADOW ROAD, SUITE 300
MCLEAN, VIRGINIA 22102
(703) 902-2800

Copies of Correspondence to:
Brian J. Lynch
Hogan & Hartson L.L.P.
8300 Greensboro Drive
McLean, Virginia 22102
Tel: (703) 610-6100
Fax: (703) 610-6200

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this registration statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

8% Senior Notes due 2014(2)	$240,000,000	100%	$240,000,000	$30,408

Guarantees of the 8% Senior Notes due 2014(2)	N/A	N/A	N/A	None

(1)
The registration fee has been calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, and reflects the estimated book value of the securities being registered as of April 8, 2004. The Proposed Maximum Aggregate Offering Price is estimated solely for the purpose of calculating the registration fee.

(2)
The 8% Senior Notes due 2014 will be the obligations of Primus Telecommunications Holding, Inc. and will be guaranteed from the date of their issuance by Primus Telecommunications Group, Incorporated. The registrant is hereby registering the guarantees that will become effective upon issuance of the 8% Senior Notes due 2014. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is being paid in respect of the guarantees. The guarantees are not traded separately.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Dated April 29, 2004

PROSPECTUS

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

OFFER TO EXCHANGE
$240,000,000 principal amount of its
8% Senior Notes due 2014,
which have been registered under the Securities Act,
for any and all of its outstanding
8% Senior Notes due 2014

GUARANTEED BY
PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

        We are offering to exchange all of our outstanding 8% Senior Notes due 2014 that were issued on January 16, 2004, which we refer to as the "outstanding notes," for our registered 8% Senior Notes due 2014, which we refer to as the "exchange notes." We refer to the outstanding notes and the exchange notes collectively as the "notes." The terms of the exchange notes are identical to the terms of the outstanding notes, except that the exchange notes have been registered under the Securities Act of 1933, as amended, and, therefore, registration rights provisions relating to our making an exchange offer for the outstanding notes will not apply to the exchange notes. The exchange notes will represent the same debt as the outstanding notes, and will be issued under the same indenture.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date for the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale.

Please consider the following:

  •
  Our offer to exchange the outstanding notes for exchange notes will be open until 5:00 p.m., New York City time, on                        , 2004, unless we extend the offer.

  •
  You should carefully review the procedures for tendering the outstanding notes beginning on page    of this prospectus.

  •
  If you fail to tender your outstanding notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

  •
  Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

  •
  The exchange offer is not subject to any minimum tender condition, but is subject to the terms of the registration rights agreement that we entered into on January 16, 2004 with the initial purchasers for the outstanding notes and is being made pursuant to that agreement.

  •
  All outstanding notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of exchange notes which are registered under the Securities Act of 1933, as amended.

  •
  No public market currently exists for the notes. We do not intend to list the exchange notes on any securities exchange and, therefore, no active public market is anticipated.

  •
  We will not receive any proceeds from the exchange offer. We will pay the expenses of the exchange offer.

Information About the Notes:

  •
  The notes will mature on January 15, 2014

  •
  We will pay interest on the notes semi-annually in arrears on January 15 and July 15 at the rate of 8% per annum. The first scheduled interest payment date for the outstanding notes is July 15, 2004. Interest on the exchange notes will accrue from the later of:

  •
  the last payment date on which interest was paid on the outstanding notes (or, subject to the following, January 15, 2004 if no interest payment date on which interest was paid on the outstanding notes has occurred at the time of the consummation of the exchange offer); or

  •
  if the exchange offer is consummated on a date after the record date for an interest payment date to occur on or after the date of such exchange as to which interest will be paid, the date of such interest payment. No additional interest will be paid on the outstanding notes tendered and accepted for exchange.

  •
  We may redeem the notes, in whole or in part, on or after January 15, 2009 at the redemption prices set forth in this prospectus, plus accrued and unpaid interest and liquidated damages, if any.

  •
  In addition, at any time or from time to time on or prior to January 15, 2007, the issuer may redeem up to 35% of the original aggregate principal amount of the notes at the redemption price set forth herein, with the net cash proceeds of certain equity offerings of the guarantor that are contributed to the issuer.

  •
  The notes are unsecured and rank equally with the issuer's senior indebtedness. The guarantees are unsecured and rank equally with the guarantor's senior indebtedness.

  •
  Upon a change of control, we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase.

YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 17 OF THIS PROSPECTUS.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2004.

        We have not authorized anyone to give you any information or to make any representations about the transactions we discuss in this prospectus other than the information or representations contained or incorporated by reference in this prospectus. If you are given any information or representations about these matters that are different from the information or representations contained or incorporated by reference in this prospectus, you must not rely on that information or those representations. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The information contained in this prospectus or incorporated by reference in this prospectus is current only as of the date on the cover page of this prospectus or the date of the document incorporated by reference, and may change after that date. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date hereof. It also does not mean that the information contained in this prospectus is correct after the date hereof, or that the information incorporated by reference in this prospectus is correct after the date of the document in which it is contained that is incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The registration statement, including the exhibits and schedules filed as a part of the registration statement, may be inspected at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof (or our other reports) may be obtained from that office upon payment of the prescribed fees. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

        We have filed a registration statement on Form S-4 to register with the SEC the exchange notes to be issued in exchange for the outstanding notes. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus incorporates by reference important business and financial information about us that is not included in this prospectus and does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. We incorporate by reference the documents listed below and any additional documents we file with (but we do not incorporate, absent specific disclosure to incorporate by reference, any documents we furnish to, as opposed to file with) the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the expiration of the exchange offer:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which was filed on March 15, 2004 (our "2003 10-K"), including information to be incorporated by reference in the 2003 10-K from our definitive proxy statement for the 2004 annual meeting of stockholders; and

  •
  our Current Reports on Form 8-K which were filed on January 7, 2004, January 14, 2004, and April 29, 2004;

        The information incorporated by reference is considered to be a part of this prospectus. This information is available free of charge to any holders of outstanding notes upon written or oral request to Investor Relations, Primus Telecommunications Holding, Inc., Primus Telecommunications Group, Incorporated, 1700 Old Meadow Road, Suite 300, McLean, Virginia 22102. IN ORDER TO OBTAIN TIMELY DELIVERY OF SUCH DOCUMENTS, SECURITY HOLDERS MUST REQUEST THIS INFORMATION NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER FOR THE OUTSTANDING NOTES. SECURITY HOLDERS MUST REQUEST THIS INFORMATION NO LATER THAN                        , 2004. The registration statement, including the exhibits, may also be read at the SEC web site or at the SEC public reference room referred to above.

        We are incorporating by reference additional documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the expiration of the exchange offer. This means that we are disclosing important information to you by referring you to those documents. These documents will be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents. The information that we may file later with the SEC will automatically update and supersede information in this prospectus. You may request a free copy of these filings by writing or telephoning us at the address listed above.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

        Any statement made or incorporated by reference into this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or included any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus and elsewhere concerning us constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. Forward-looking statements include, without limitation, statements set forth in this document and elsewhere regarding, among other things:

  •
  expectations of future growth, revenue, foreign revenue contributions and net income, as well as income from operations, earnings per share, cost reduction efforts, cash flow, network development, Internet services development, traffic development, capital expenditures, selling, general and administrative expenses, goodwill impairment charges, service introductions and cash requirements;

  •
  growth, and anticipated profitability of our local service, wireless and voice-over-Internet protocol ("VOIP") initiatives;

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  financing, refinancing and/or debt repurchase or exchange plans or initiatives;

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  anticipated increased sales and marketing expenses;

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  unanticipated hedging activities;

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  capital expenditure plans;

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  liquidity and debt service forecasts;

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  assumptions regarding stable currency exchange rates;

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  management's plans, goals, expectations, guidance, objectives, strategies, and timing for future operations, acquisitions, product plans and performance;

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  the revenue or other impact of our acquisitions;

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  the impact of matters described under "Legal Proceedings" within our SEC filings incorporated by reference herein; and

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  management's assessment of market factors.

        Factors and risks, including certain of those described in greater detail herein, that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include, without limitation:

  •
  changes in business conditions;

  •
  fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar (USD) relative to foreign currencies of the countries where we conduct foreign operations;

  •
  adverse interest rate developments;

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  fluctuations in prevailing trade credit terms or revenues due to the adverse impact of, among other things, further telecommunications carrier bankruptcies or adverse bankruptcy related developments affecting our large carrier customers;

  •
  the possible inability to raise additional capital when needed, or at all;

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  the inability to reduce, repurchase or exchange debt;

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  changes in the telecommunications or Internet industry, including rapid technological changes, regulatory changes in our principal markets and the degree of competitive pressure that we may face;

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  adverse tax rulings from applicable taxing authorities;

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  digital subscriber line ("DSL"), Internet, VOIP and telecommunications competition;

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  changes in financial, capital market and economic conditions;

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  changes in service offerings or business strategies;

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  difficulty in migrating or retaining customers associated with recent acquisitions of customer bases, or integrating other assets;

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  difficulty in providing VOIP, local, or wireless services;

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  changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate;

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  restrictions on our ability to follow certain strategies or complete certain transactions as a result of our capital structure or debt covenants;

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  risks associated with Primus's limited DSL, Internet, VOIP and Web hosting experience and expertise;

  •
  entry into developing markets;

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  the possible inability to hire and/or retain qualified sales, technical and other personnel, and to manage growth;

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  risks associated with international operations;

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  dependence on effective information systems;

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  dependence on third parties to enable us to expand and manage our global network and operations;

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  dependence on the implementation and performance of our global asynchronous transfer mode + Internet protocol communications network;

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  adverse outcomes of outstanding litigation matters;

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  adverse regulatory rulings or fines affecting our operations;

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  the potential elimination or limitation of a substantial amount or all of our U.S. or foreign operating loss carry forwards due to significant issuances of equity securities, changes in ownership or other circumstances, which carry forwards would otherwise be available to reduce future taxable income; and

  •
  the outbreak or escalation of hostilities or terrorist acts and adverse geopolitical developments.

        As such, actual results or circumstances may vary materially from such forward-looking statements or expectations. Readers are also cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date these statements were made. The Issuer and Parent are not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        You are advised, however, to consult the discussion of risks and uncertainties under "Risk Factors" below and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business—Legal Proceedings" in our 2003 10-K. These are the principal factors that Primus believes could cause its actual results to differ materially from expected results, but other factors could also adversely affect its business and the value of your investment.

PROSPECTUS SUMMARY

        The following summary is provided solely for your convenience. This summary is not intended to be complete and may not contain all of the information that you should consider before exchanging your outstanding notes for exchange notes. It is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes to the consolidated financial statements, included elsewhere or incorporated by reference in this prospectus. You should read carefully the full text and more specific details contained elsewhere or incorporated by reference in this prospectus, including the "Risk Factors" section and our consolidated financial statements and the notes thereto, before exchanging your outstanding notes for exchange notes. For a more detailed description of the exchange notes and the exchange offer, see "Description of the Exchange Notes" and "The Exchange Offer."

        In this prospectus, (i) Primus Telecommunications Holding, Inc., the issuer of the notes and a direct, wholly owned subsidiary of Primus Telecommunications Group, Incorporated (or "Parent"), is referred to as the "Issuer" and (ii) references to "Primus," "we," "us," or "our" are references to Parent and its subsidiaries collectively, including the Issuer, unless it is clear from the context or expressly stated that the reference is only to Parent or the Issuer.

SUMMARY

The Issuer

        The exchange notes will be issued by the Issuer. The Issuer was incorporated prior to the offering of the outstanding notes and is a holding company that holds substantially all of the outstanding capital stock of Parent's Restricted Subsidiaries (as defined under "Description of Notes—Definitions") other than the Issuer.

The Parent

        We are a global, facilities-based telecommunications services provider offering international and domestic voice, Internet, VOIP, data and hosting services to business and residential retail customers and other carriers located primarily in the United States, Australia, Canada, the United Kingdom and Europe. Our focus is to service the demand for high quality, competitively priced international communications services that is being driven by the globalization of the world's economies, the worldwide trend toward telecommunications deregulation and the growth of Internet VOIP, wireless and data traffic.

        We target customers with significant telecommunications needs, including small- and medium-sized enterprises (SMEs), multinational corporations, residential customers, and other telecommunications carriers and resellers. We provide services over our global network, which consists of:

  •
  18 domestic and international gateway switching systems (the hardware/software devices that direct the voice traffic across the network) throughout North America, Australia, Europe and Japan;

  •
  approximately 250 connection points to our network, or points of presence (POPs), within our service regions and other markets;

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  undersea and land-based fiber optic transmission line systems that we own or lease and that carry voice traffic across the network; and

  •
  global network and data centers that use a high-bandwidth network standard and Internet-based protocol (ATM+IP) to connect with the network. The global VOIP network is based on routers and gateways with an open network architecture which connects our partners in over 150 countries.

        The services we offer can be classified into three main product categories:

  •
  voice;

  •
  data/Internet; and

  •
  VOIP services.

        Within these three main product categories, we offer our customers a wide range of services, including:

  •
  international and domestic long distance services;

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  prepaid calling cards (including services which allow transmission of mobile voice traffic over our land-based network), toll-free services and reorigination services;

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  dial-up, dedicated and high-speed Internet access;

  •
  local services;

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  ATM+IP broadband services; and

  •
  managed and shared Web hosting services and applications.

        Our revenue mix is as set forth below:

	2003	%	2002	%
Net Revenue by Product Category:
Voice	$1,087,487	84%	$854,840	83%
Data/Internet	129,864	10%	111,416	11%
VOIP	70,428	6%	57,800	6%

Total net revenue	$1,287,779	100%	1,024,056	100%

Net Revenue by Geographic Segment:
North America
United States	287,360	22%	212,399	21%
Canada	214,848	17%	163,428	16%
Other	3,896	— %	5,742	— %

Total North America	506,104	39%	381,569	37%

Europe
United Kingdom	156,941	12%	139,480	14%
Germany	53,629	4%	63,767	6%
Netherlands	137,216	11%	79,467	8%
Other	77,384	6%	80,955	8%

Total Europe	425,170	33%	363,669	36%

Asia-Pacific
Australia	336,720	26%	259,459	25%
Other	19,785	2%	19,359	2%

Total Asia-Pacific	356,505	28%	278,818	27%

Total net revenue	1,287,779	100%	1,024,056	100%

Risk Factors

        You should carefully consider all of the information contained or incorporated by reference in this prospectus prior to exchanging your outstanding notes for exchange notes. In particular, we urge you to carefully consider the information set forth under "Risk Factors" beginning on page 21 for a discussion of risks and uncertainties relating to us, our subsidiaries, our business and an investment in the exchange notes.

Summary of the Terms of the Exchange Offer

        For additional information regarding the exchange offer, see "The Exchange Offer."

The Exchange Offer	Up to $240,000,000 aggregate principal amount of exchange notes registered under the Securities Act are being offered in exchange for the same principal amount of outstanding notes. The terms of the exchange notes and outstanding notes are identical, except that the exchange notes have been registered under the Securities Act and, therefore, registration rights provisions relating to our making an exchange offer for the outstanding notes will not apply to the exchange notes. Outstanding notes may be tendered for exchange notes in whole or in part in any integral multiple of $1,000. We are making the exchange offer in order to satisfy our obligations under the registration rights agreement relating to the outstanding notes. For a description of the procedures for tendering the outstanding notes, see "The Exchange Offer—Procedures for Tendering Outstanding Notes."

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to certain third parties unrelated to us, we believe that exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, unless you:
	•	are an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;
	•	are a broker-dealer who purchased outstanding notes directly from us for resale, under Rule 144A or Regulation S under the Securities Act or any other available exemption under the Securities Act;
	•	are a broker-dealer that receives exchange notes for your own account in exchange for outstanding notes which were acquired by you as a result of market-making or other trading activities;
	•	acquired the exchange notes other than in the ordinary course of your business; or
	•	have an arrangement with any person to engage in the distribution of exchange notes.

However, the SEC has not considered our exchange offer in the context of a no-action letter and we cannot be sure that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances. Furthermore, in order to participate in the exchange offer, you must make the representations set forth in the letter of transmittal that we are sending you with this prospectus.

If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes which were acquired by the broker-dealer as a result of market-making or other trading activities must agree to deliver a prospectus meeting the requirements of the federal securities laws in connection with any resale of the exchange notes. See "The Exchange Offer—Purpose and Effect" and "Plan of Distribution."
Registration Rights Agreement
We sold the outstanding notes on January 16, 2004, in a private placement in reliance on Section 4(2) of the Securities Act. The outstanding notes were immediately resold by the initial purchasers of the outstanding notes in reliance on Rule 144A and Regulation S under the Securities Act. At the same time, we entered into a registration rights agreement with the initial purchasers requiring us to make the exchange offer. Under the registration rights agreement, we will have to pay liquidated damages to the holders of the notes if:
• the registration statement of which this prospectus is a part has not been declared effective on or before July 14, 2004;
• the exchange offer is not consummated by August 13, 2004; or
•
we are required to file a shelf registration statement for the resale of the notes and fail to file such shelf registration statement or have such shelf registration statement declared effective within specified time periods.
Expiration Date	The exchange offer will expire at 5:00 p.m., , 2004, New York City time, or a later date and time if we extend it.

Withdrawal
The tender of the outstanding notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date by delivering a written notice of withdrawal to the exchange agent in conformity with the procedures discussed under "The Exchange Offer—Withdrawal Rights." Any outstanding notes not accepted for exchange for any reason will be returned without expense as soon as practicable after the expiration or termination of the exchange offer.
Interest on the Exchange Notes	Interest on the exchange notes will accrue from the later of:
•
the last interest payment date on which interest was paid on the outstanding notes (or, subject to the following, January 16, 2004 if no interest payment date on which interest was paid on the outstanding notes has occurred at the time of the consummation of the exchange offer); or
•
if the exchange offer is consummated on a date after the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date. No additional interest will be paid on the outstanding notes tendered and accepted for exchange.
Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which may be waived by us. See "The Exchange Offer—Conditions to the Exchange Offer."

The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered. We reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time:
	•	to delay the acceptance of the outstanding notes for exchange;
	•	to terminate the exchange offer if one or more specific conditions have not been satisfied;
•
to extend the expiration date of the exchange offer and retain all outstanding notes tendered pursuant to the exchange offer, subject, however, to the right of holders of outstanding notes to withdraw their tendered outstanding notes; or
	•	to waive any condition or otherwise amend the terms of the exchange offer in any respect. See "The Exchange Offer—Expiration Date; Extensions; Amendments."

Procedures for Tendering Outstanding Notes
If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a copy of the letter of transmittal, in accordance with the instructions contained in this prospectus and in the letter of transmittal, and mail or otherwise deliver the letter of transmittal, or the copy, together with the outstanding notes and any other required documentation, to the exchange agent at the address set forth in this prospectus. If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact your nominee holder promptly if you wish to tender outstanding notes pursuant to the exchange offer. If you are a person holding the outstanding notes through the Depository Trust Company and wish to accept the exchange offer, you must do so through the Depository Trust Company's Automated Tender Offer Program, by which you will agree to be bound by the letter of transmittal. By executing or agreeing to be bound by the letter of transmittal, you will be making a number of important representations to us, as set forth in the letter of transmittal and described under "The Exchange Offer—Purpose and Effect."

Letters of transmittal and certificates representing outstanding notes should not be sent to us. Those documents should be sent only to the exchange agent. The address, and telephone and facsimile numbers, of the exchange agent are set forth in "The Exchange Offer—Exchange Agent" and in the letter of transmittal.

Upon consummation of the exchange offer, we will accept for exchange any and all outstanding notes that are properly tendered in the exchange offer and not withdrawn prior to the expiration date. The exchange notes issued in the exchange offer will be delivered promptly following the expiration date. See "The Exchange Offer—Terms of the Exchange Offer."
Exchange Agent
Wachovia Bank, N.A., is serving as exchange agent in connection with the exchange offer. The address, and telephone and facsimile numbers, of the exchange agent are set forth in "The Exchange Offer—Exchange Agent" and in the letter of transmittal.
Federal Tax Considerations
The exchange of outstanding notes for exchange notes by tendering holders will not be a taxable exchange for U.S. federal income tax purposes, and such holders will not recognize any taxable gain or loss or any interest income for U.S. federal income tax purposes as a result of the exchange. See "Material United States Federal Income Tax Consequences."
Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes offered hereby.
Effect of Not Tendering
Outstanding notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to accrue interest and be subject to their existing transfer restrictions.

Summary of the Terms of the Exchange Notes

        For additional information regarding the exchange notes, see "Description of the Exchange Notes."

Issuer	"Primus Telecommunications Holding, Inc."
Exchange Notes Offered	$240 million aggregate principal amount of 8% Senior Notes due 2014.
Maturity	January 15, 2014.
Interest	Interest will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2004. The initial interest payment will include accrued interest from January 16, 2004.
Parent Guarantee	The notes will be fully and unconditionally guaranteed on a senior basis by Parent. If the Issuer cannot make payments on the notes when they are due, Parent must make them instead.
Optional Redemption	The notes will be subject to redemption at the option of the Issuer, in whole or in part, at any time or from time to time on or after January 15, 2009, at the redemption prices set forth herein.

In addition, at any time or from time to time on or prior to January 15, 2007, the Issuer may redeem up to 35% of the original aggregate principal amount of the notes at the redemption price set forth herein, with the net cash proceeds of certain equity offerings of Parent that are contributed to the Issuer. See "Description of Notes—Optional Redemption."
Mandatory Offer to Repurchase
If Parent experiences specific kinds of changes in control or fails to own 100% of the voting stock of the Issuer, the Issuer must offer to repurchase the notes at the redemption price set forth under "Description of Notes—Repurchase of Notes upon a Change of Control."
Ranking
The notes will be unsecured and unsubordinated obligations of the Issuer and will rank pari passu with all of the Issuer's future senior obligations, including trade payables, and will rank senior to all of the Issuer's future subordinated obligations. The notes will be effectively subordinated to all of the Issuer's future secured obligations to the extent of the value of the collateral securing such obligations.

The parent guarantee will rank pari passu with all other existing and future senior unsecured obligations of Parent, including trade payables, and will rank senior to any existing and future obligations of Parent that are expressly subordinated in right of payment to the parent guarantee. The parent guarantee will be effectively subordinated to all of Parent's existing and future secured debt to the extent of the value of the collateral securing such debt.

Both the Issuer and Parent are holding companies that conduct their business through their respective subsidiaries. All existing and future indebtedness and other liabilities and commitments of the Issuer's and Parent's subsidiaries (other than the Issuer), including trade payables, will be structurally senior to the notes and the parent guarantee, respectively.
Covenants
The notes will be issued under an indenture among the Issuer, Parent and Wachovia Bank, N.A., as trustee. The indenture will, among other things, restrict the ability of Parent and the ability of Parent's restricted subsidiaries, including the Issuer, to:
	•	make investments;
	•	incur or guarantee additional indebtedness;
	•	pay dividends or make other distributions on capital stock or redeem or repurchase capital stock or subordinated indebtedness;
	•	create liens;
	•	place dividend or other payment restrictions on subsidiaries;
	•	sell assets;
	•	merge or consolidate with other entities;
	•	enter into transactions with affiliates; and
	•	engage in certain business activities.
These covenants are subject to a number of important exceptions and qualifications.

Due to covenants contained in the indenture governing the October 1999 senior notes, the indenture governing the notes contains no restrictions on the Issuer's ability to dividend, distribute, loan or otherwise transfer assets, including cash, to Parent.

Summary Financial and Other Data

        The following summary financial and other data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Primus's consolidated financial statements and the notes thereto, incorporated by reference from our 2003 10-K. The statement of operations data for the years ended December 31, 2003, 2002 and 2001 and the balance sheet data as of December 31, 2003, 2002 and 2001 have been derived from Primus's consolidated financial statements, which have been audited by Deloitte & Touche LLP, independent auditors.

	2003	2002	2001
	(in thousands)
Net revenue	$1,287,779	$1,024,056	$1,082,475
Operating expenses
Cost of revenue (exclusive of depreciation included below)	786,308	668,643	767,841
Selling, general and administrative	342,350	254,152	303,026
Depreciation and amortization	86,015	82,239	157,596
Loss on sale of assets	804	—	—
Asset impairment write-down	2,668	22,337	526,309

Total operating expenses	1,218,145	1,027,371	1,754,772

Income (loss) from operations	69,634	(3,315)	(672,297)
Interest expense	(60,733)	(68,303)	(100,700)
Equity investment write-off and loss	(2,678)	(3,225)	—
Gain on early extinguishment of debt	12,945	36,675	491,771
Interest income and other income (expense)	1,075	2,454	(17,951)
Foreign currency transaction gain (loss)	39,394	8,486	(1,999)

Income (loss) before income taxes	59,637	(27,228)	(301,176)
Income tax benefit (expense)	(5,769)	3,598	(5,000)

Income (loss) before extraordinary item and cumulative effect of change in accounting principle	53,868	(23,630)	(306,176)
Extraordinary item	887	—	—

Income (loss) before cumulative effect of change in accounting principle	54,755	(23,630)	(306,176)
Cumulative effect of change in accounting principle	—	(10,973)	—

Net income (loss)	54,755	(34,603)	(306,176)
Accreted and deemed dividend on convertible preferred stock	(1,678)	—	—

Income (loss) attributable to common stockholders	53,077	(34,603)	(306,176)

	Year Ended December 31,
	2003	2002	2001
	(in thousands, except ratios and percentages)
Other Data:
Capital expenditures	$24,746	$29,367	$87,771
Ratio of earnings to fixed charges(1)	1.94	<0	<0
Free Cash Flow(2):
Net cash provided by (used in) operating activities	66,946	34,633	(110,351)
Net cash used in investing activities	(26,921)	(31,607)	(89,355)

Free cash flow	40,025	3,026	(199,706)

	As of December 31,
	2003	2002	2001
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$64,066	$92,492	$83,953
Restricted cash and investments	12,463	11,712	4,961
Working capital(3)	(25,875)	(64,771)	(62,590)
Property and equipment, net	341,167	330,102	375,464
Total assets	751,164	724,588	816,214
Long-term obligations (including current portion)	542,451	600,988	667,587
Stockholders' equity (deficit)	(96,366)	(200,123)	(178,484)

(1)
The ratio of earnings to fixed charges is computed by dividing the sum of pre-tax income from continuing operations (before adjustment for minority interests in consolidated subsidiaries and loss from equity investees) plus fixed charges, by fixed charges. Fixed charges consist of interest charges, whether expensed or capitalized, and that portion of rental expense we believe to be representative of interest. For the years ended December 31, 2002 and 2001, earnings were insufficient to cover fixed charges by $23.6 million and $301.0 million, respectively.

(2)
Free cash flow, as defined by us, consists of net cash provided by (used in) operating activities less net cash used in investing activities. Free cash flow, as defined above, may not be similar to free cash flow measures presented by other companies, is not a measurement under generally accepted accounting principles in the United States, and should be considered in addition to, but not as a substitute for, the information contained in our consolidated statements of cash flows. We believe free cash flow provides a measure of our ability, after making our capital expenditures and other investments in our infrastructure, to meet scheduled debt payments. We use free cash flow to monitor the impact of our operations on our cash reserves and our ability to generate sufficient cash flow to fund our scheduled debt maturities and other financing activities, including discretionary refinancings and retirements of debt. Because free cash flow represents the amount of cash generated or used in operating activities and investing activities before deductions for scheduled debt maturities and other fixed obligations (such as capital leases, vendor financing and other long-term obligations), you should not use it as a measure of the amount of cash available for discretionary expenditures. Scheduled debt maturities paid during the years ended December 31, 2003, 2002 and 2001 were $129.4 million, $25.9 million and $33.7 million, respectively. For information regarding our scheduled debt maturities and other fixed obligations, you should review the table disclosing our long-term obligations in "Management's Discussion and Analysis of Financial Conditions and Results of Operations" incorporated by reference from our 2003 10-K.

(3)
Working capital consists of current assets less current liabilities, in each case calculated in accordance with generally accepted accounting principles in the United States.

RISK FACTORS

        Any investment in the notes involves a high degree of risk. You should consider carefully the following information about these risks, together with the information under the caption "Forward-Looking Information" and the other information contained in or incorporated by reference to this prospectus before electing to exchange the outstanding notes.

Risks Related to Primus's Business

Our high level of debt may adversely affect our financial and operating flexibility.

        We currently have substantial indebtedness and may incur additional indebtedness in the future. As of December 31, 2003, our total consolidated indebtedness (including obligations under capital leases and equipment financings) was $542.5 million. The terms of the notes and our other indebtedness limit, but do not prohibit, the incurrence of additional indebtedness.

        The level of our indebtedness:

  •
  could make it difficult for us to make required payments of principal and interest on our outstanding debt, including the notes;

  •
  could limit our ability to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes;

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  requires that a substantial portion of our cash flow, if any, be dedicated to the payment of principal and interest on outstanding indebtedness and other obligations and, accordingly, such cash flow will not be available for use in our business;

  •
  could limit our flexibility in planning for, or reacting to, changes in our business;

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  results in our being more highly leveraged than many of our competitors, which may place us at a competitive disadvantage; and

  •
  will make us more vulnerable in the event of a downturn in our business.

We have experienced historical, and may experience future, operating losses and net losses that may hinder our ability to meet our debt service or working capital requirements.

        As of December 31, 2003, we had an accumulated deficit of $(685.1) million. We incurred net losses of $(112.7) million in 1999, $(174.7) million in 2000, $(306.2) million in 2001 and $(34.6) million in 2002. During the year ended December 31, 2003, we recognized net income of $54.8 million, a substantial portion of which can be attributed to foreign currency exchange rates that favorably impacted our results.

        Our recent net income and net revenue growth should not necessarily be considered to be indicative of future net income and net revenue growth. We cannot assure you that our net income or net revenue will grow or be sustained in future periods. If we cannot sustain net income or operating profitability, we may not be able to meet our debt service or working capital requirements. These developments could have a material adverse impact on the trading prices of the notes.

Because a significant portion of our business is conducted outside the United States, fluctuations in foreign currency exchange rates could adversely affect our results of operations.

        A significant portion of our net revenue is derived from sales and operations outside the United States. The reporting currency for our consolidated financial statements is the USD. The local currency of each country is the functional currency for each of our respective entities operating in that country.

        In the future, we expect to continue to derive a significant portion of our net revenue and incur a significant portion of our operating costs outside the United States, and changes in exchange rates have had and may continue to have a significant, and potentially adverse, effect on our results of operations. Our primary risk of loss regarding foreign currency exchange rate risk is caused by fluctuations in the following exchange rates: USD/Australian dollar (AUD), USD/Canadian dollar (CAD), USD/British pound (GBP), and USD/Euro (EUR). For the year ended December 31, 2003, our results were favorably impacted by a weakening of the USD compared to the foregoing currencies. Due to the large percentage of our operations conducted outside of the United States, strengthening of the USD relative to one or more of the foregoing currencies could have an adverse impact on future results of operations. We historically have not engaged in hedging transactions and do not currently contemplate engaging in hedging transactions to mitigate foreign exchange risks.

        In addition, the operations of affiliates and subsidiaries in foreign countries have been funded with investments and other advances denominated in foreign currencies. Historically, such investments and advances have been long-term in nature, and we accounted for any adjustments resulting from currency translation as a charge or credit to "accumulated other comprehensive income (loss)" within the stockholders' deficit section of our consolidated balance sheets. In 2002, agreements with certain subsidiaries were put in place for repayment of a portion of the investments and advances made to the subsidiaries. As we anticipate repayment in the foreseeable future of these amounts, we will recognize the unrealized gains and losses in foreign currency transaction gain (loss) on the consolidated statements of operations, and depending upon changes in future currency rates, such gains or losses could have a significant, and potentially adverse, effect on our results of operations.

Given our limited experience with, and the intense competition in, the Internet connectivity and data business, we may not be able to operate successfully or expand this part of our business.

        Since 1999, we have been targeting businesses and residential customers for Internet and data services through the Primus brand and other businesses. We have been expanding and intend to continue to expand our offering of Internet, data and VOIP services worldwide. We anticipate offering a broad range of Internet protocol-based data and voice communications over our global broadband ATM+IP network. Currently, we provide Internet access services to business and residential customers in the United States, Australia, Canada, Japan, India, Brazil, and Spain, and offer Internet transmission services in the Indian Ocean/Southeast Asia regions through our earth stations in India.

        Our experience with these services and these markets is limited. Furthermore, the market for dial-up and broadband Internet connectivity and related services is extremely competitive. Our primary competitors include incumbent operators, cable companies and other Internet service providers (ISPs) that have a significant national or international presence. Many of these operators have substantially greater resources, capital and operational experience than we do. We also expect that we will experience increased competition from traditional telecommunications carriers and cable companies that expand into the market for Internet services. Therefore, future operations involving these services may not generate operating or net income on a predictable basis and we may not be able to expand successfully this part of our business.

If we do not operate our network efficiently and generate additional traffic, we may not be able to achieve our operational growth goals.

        Our long-term success depends on our ability to design, implement, operate, manage and maintain a reliable and cost-effective network. In addition, we rely on third parties to enable us to expand and manage our global network. If we fail to generate additional traffic on our network, if we experience technical or logistical impediments to our ability to migrate traffic onto our network, or if we experience difficulties with our third-party providers, we may not achieve desired economies of scale or otherwise be successful in growing our business.

Our potential future growth may place a significant strain on our resources and, if not managed effectively, could result in operational inefficiencies and other difficulties.

        Our continued growth and expansion may place a significant strain on our management, operational and financial resources, and increase demand on our systems and controls. We have expanded our retail operations through our late 2002 acquisition of the SME voice customer base of C&W in the United States and the expansion of our prepaid calling card product, particularly in Europe. To manage our growth effectively, we must continue to implement and improve our operational and financial systems and controls, purchase and utilize other transmission facilities, and expand, train and manage our employee base. If we inaccurately forecast the movement of traffic onto our network, we could have insufficient or excessive transmission facilities and disproportionate fixed expenses. As we proceed with our development, operational difficulties could arise from additional demand placed on customer support, billing and management information systems, on our support, sales and marketing and administrative resources and on our network infrastructure. For instance, we may encounter delays or cost-overruns or suffer other adverse consequences in implementing new systems when required. In addition, our operating and financial control systems and infrastructure could be inadequate to ensure timely and accurate financial reporting.

The integration of recent and future acquisitions ultimately may not provide the benefits originally anticipated by management and may distract the attention of our personnel from the operation of our business.

        We strive to increase the volume of voice and data traffic that we carry over our existing global network in order to reduce transmission costs and other operating costs as a percentage of net revenue, improve gross margins, improve service quality and enhance our ability to introduce new products and services. During 2002 and 2003, to further this growth strategy, we purchased the U.S.-based SME voice customers of C&W and made small purchases of businesses and assets to complement our Canadian-based operations. Future acquisitions may be pursued to further our strategic objectives, including those described above.

        Acquisitions of businesses and customer lists, a key element of our historical growth strategy, involve operational risks, including the possibility that an acquisition does not ultimately provide the benefits originally anticipated by management. Moreover, there can be no assurance that we will be successful in:

  •
  identifying attractive acquisition candidates;

  •
  completing and financing additional acquisitions on favorable terms; or

  •
  integrating the acquired business or assets into our own.

        There may be difficulty in integrating the service offerings, distribution channels and networks gained through acquisitions with our own. Successful integration of operations and technologies requires the dedication of management and other personnel, which may distract their attention from the day-to-day business, the development or acquisition of new technologies, and the pursuit of other business acquisition opportunities, and there can be no assurance that successful integration will occur in light of these factors.

We experience intense domestic and international competition, which may adversely affect our results of operations and financial condition.

        The long distance telecommunications and data industry is intensely competitive with relatively limited barriers to entry in the more deregulated countries where we operate and with numerous entities competing for the same customers. Recent and pending deregulation in various countries may encourage new entrants to compete, including ISPs, cable television companies and utilities. For example, the United States and many other countries have committed to open their telecommunications markets to competition pursuant to an agreement under the World Trade Organization, which began on January 1, 1998. Further, in the United States, as certain conditions have been met under the Telecommunications Act of 1996, the regional Bell operating companies (RBOCs) have been allowed to enter the long distance market, AT&T, MCI and other long distance carriers have been allowed to enter the local telephone services market, and any entities, including cable television companies and utilities, have been allowed to enter both the local service and long distance telecommunications markets. Moreover, the rapid enhancement of VOIP technology may result in increasing levels of traditional domestic and international voice long distance traffic being transmitted over the Internet, as opposed to traditional telecommunication networks such as ours. Currently, there are significant cost savings associated with carrying voice traffic employing VOIP technology, as compared to carrying calls over traditional networks. Thus, there exists the possibility that the price of traditional long distance voice services will decrease in order to be competitive with VOIP. Additionally, competition is expected to be intense to switch customers to VOIP product offerings, as is evidenced by numerous recent market announcements in the United States and internationally from industry leaders and competitive carriers concerning significant VOIP initiatives. Our ability effectively to retain our existing customer base and generate new customers, either through our network or our own VOIP offerings, may be adversely affected by accelerated competition arising as a result of VOIP initiatives. As competition intensifies as a result of deregulatory, market or technological developments, our results of operations and financial condition could be adversely affected.

We are substantially smaller than our major competitors, whose marketing and pricing decisions, and relative size advantage, could adversely affect our ability to attract and retain customers and could cause significant pricing pressures that could adversely affect our net revenues per minute, results of operations and financial condition.

        The long distance telecommunications and data industry is significantly influenced by the marketing and pricing decisions of the larger long distance industry and Internet access business participants. Prices in the long-distance industry have declined in recent years, and as competition continues to increase within each of our service segments and each of our product lines, we believe that prices are likely to continue to decrease. Our competitors in our core markets include, among others: AT&T, MCI, Sprint, the RBOCs and the major wireless carriers in the United States; Telstra, SingTel Optus and Telecom New Zealand in Australia; Telus, BCE, CallNet and Allstream (formerly AT&T Canada) in Canada; and British Telecommunications plc. (BT), Cable & Wireless UK, MCI, Colt Telecom, Energis and the major wireless carriers in the United Kingdom. Customers frequently change long distance providers and ISPs in response to the offering of lower rates or promotional incentives by competitors. Generally, customers can switch carriers at any time. Competition in all of our markets is likely to remain intense, or even increase in intensity and, as deregulatory influences are experienced in markets outside the United States, competition in non-United States markets is likely to become similar to the intense competition in the United States. Many of our competitors are significantly larger than we are and have:

  •
  substantially greater financial, technical and marketing resources;

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  larger networks;

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  a broader portfolio of service offerings;

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  greater control over transmission lines;

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  stronger name recognition and customer loyalty;

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  long-standing relationships with our target customers; and

  •
  lower leverage ratios.

        As a result, our ability to attract and retain customers may be adversely affected.

        Many of our competitors enjoy economies of scale that result in low cost structures for transmission and related costs that could cause significant pricing pressures within the industry. Several long distance carriers in the United States, including most recently, AT&T, MCI, Sprint, the RBOCs and the major wireless carriers, have introduced pricing and product bundling strategies that provide for fixed, low rates for calls within the United States. This strategy could have a material adverse effect on our net revenue per minute, results of operations and financial condition if increases in telecommunications usage and potential cost declines do not result from, or are insufficient to offset the effects of, such price decreases. Many companies emerging out of bankruptcy might benefit from a lower cost structure and might apply pricing pressure within the industry to gain market share. We compete on the basis of price, particularly with respect to our sales to other carriers, and also on the basis of customer service and our ability to provide a variety of telecommunications products and services. If such price pressures materialize, we may not be able to compete successfully in the future.

        Furthermore, recent and pending deregulation in various countries may encourage new entrants to compete, including ISPs, cable television companies and utilities. For example, the United States and many other countries have committed to open their telecommunications markets to competition pursuant to an agreement under the World Trade Organization which began on January 1, 1998. Further, in the United States, as certain conditions have been met under the Telecommunications Act of 1996, the RBOCs have been allowed to enter the long distance market, AT&T, MCI and other long distance carriers have been allowed to enter the local telephone services market, and any entities, including cable television companies and utilities, have been allowed to enter both the local service and long distance telecommunications markets.

A deterioration in our relationships with facilities-based carriers could have a material adverse effect upon our cost structure, service quality, network diversity, results of operations and financial condition.

        We primarily connect our customers' telephone calls through transmission lines that we lease under a variety of arrangements with other facilities-based long distance carriers. Many of these carriers are, or may become, our competitors. Our ability to maintain and expand our business depends on our ability to maintain favorable relationships with the facilities-based carriers from which we lease transmission lines. If our relationship with one or more of these carriers were to deteriorate or terminate, it could have a material adverse effect upon our cost structure, service quality, network diversity, results of operations and financial condition.

Uncertainties and risks associated with international markets could adversely impact our international operations.

        We have significant international operations and, as of December 31, 2003, derive more than 75% of our revenues by providing services outside of the United States. In international markets, we are smaller than the principal or incumbent telecommunications carrier that operates in each of the foreign jurisdictions where we operate. In these markets, incumbent carriers are likely to:

  •
  control access to, and pricing of, the local networks;

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  enjoy better brand recognition and brand and customer loyalty; and

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  have significant operational economies of scale, including a larger backbone network and more correspondent agreements.

        Moreover, the incumbent carrier may take many months to allow competitors, including us, to interconnect to its switches within its territory. There can be no assurance that we will be able to:

  •
  obtain the permits and operating licenses required for us to operate;

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  obtain access to local transmission facilities on economically acceptable terms; or

  •
  market services in international markets.

        In addition, operating in international markets generally involves additional risks, including:

  •
  unexpected changes in regulatory requirements, tariffs, customs, duties and other trade barriers;

  •
  difficulties in staffing and managing foreign operations;

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  problems in collecting accounts receivable;

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  political risks;

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  fluctuations in currency exchange rates;

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  restrictions associated with the repatriation of funds;

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  technology export and import restrictions; and

  •
  seasonal reductions in business activity.

        Our ability to operate and grow our international operations successfully could be adversely impacted by these risks and uncertainties particularly in light of the fact that we derive such a large percentage of our revenues from outside of the United States.

Rapid changes in the telecommunications industry could adversely affect our competitiveness and our financial results.

        The telecommunications industry is changing rapidly due to:

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  deregulation;

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  privatization;

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  technological improvements;

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  availability of alternative services such as wireless and VOIP; and

  •
  the globalization of the world's economies.

        In addition, alternative services to traditional fixed wireline services, such as wireless and VOIP services, are a substantial competitive threat. If we do not adjust our contemplated plan of development to meet changing market conditions, we may not be able to compete effectively. The telecommunications industry is marked by the introduction of new product and service offerings and technological improvements. Achieving successful financial results will depend on our ability to:

  •
  anticipate, assess and adapt to rapid technological changes; and

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  offer, on a timely and cost-effective basis, services that meet evolving industry standards.

        If we do not anticipate, assess or adapt to such technological changes at a competitive price, maintain competitive services or obtain new technologies on a timely basis or on satisfactory terms our financial results may be materially and adversely affected.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

        We are a U.S.-based corporation with significant international operations. Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and subsequent worldwide terrorist actions, including apparent action against companies operating abroad, may negatively affect our operations and your investment in Primus. We cannot assure you that there will not be further terrorist attacks that impact our employees, network facilities or support systems, either in the United States or in any of the other countries in which we operate. Certain losses resulting from these types of events are uninsurable and others are not likely to be covered by our insurance.

        Terrorist attacks may directly impact our business operations through damage or harm to our employees, network facilities or support systems, increased security costs or the general curtailment of voice or data traffic. Any of these events could result in increased volatility in or damage to our business and the United States and worldwide financial markets and economies. They also could result in a continuation of the current economic uncertainty in the United States or abroad, which could have a material adverse effect on our operating results and financial condition.

We are subject to potential adverse effects of regulation which may have a material adverse impact on our competitive position, growth and financial performance.

        Our operations are subject constantly to changing regulation. There can be no assurance that future regulatory changes will not have a material adverse effect on us, or that regulators or third parties will not raise material issues with regard to our compliance or noncompliance with applicable regulations, any of which could have a material adverse effect upon us.

        As a multinational telecommunications company, we are subject to varying degrees of regulation in each of the jurisdictions in which we provide our services and/or own facilities. Local laws and regulations, and the interpretation of such laws and regulations, differ significantly among the jurisdictions in which we operate. Recent widespread regulatory changes in the United Kingdom and potential future regulatory, judicial, legislative and government policy changes may have a material adverse effect on us. Domestic or international regulators or third parties may raise material issues with regard to our compliance or noncompliance with applicable regulations, and therefore may have a material adverse impact on our competitive position, growth and financial performance.

        Regulatory considerations that affect or limit our business include:

  •
  United States common carrier requirements not to unreasonably discriminate among customers and to charge just and reasonable rates;

  •
  general uncertainty regarding the future regulatory classification of VOIP telephony; if regulators decide that VOIP is a regulated telecommunications service, our VOIP services may be subject to burdensome regulatory requirements and fees, we may be obligated to pay carriers additional interconnection fees and our operating costs may increases;

  •
  general changes in access charges, universal service and regulatory fee payments would affect our cost of providing long distance services; and

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  general changes in access charges and contribution payments could adversely affect our cost of providing long distance wireless and other services.

        Any adverse developments implicating the foregoing could materially adversely affect our business, financial condition, results of operations and prospects.

A small group of our stockholders could exercise influence over our affairs.

        As of January 5, 2004, funds affiliated with American International Group, Incorporated (AIG) beneficially owned 18.7% of Parent's outstanding common stock. As a result of such share ownership, these holders can exercise influence over our affairs through the provisions of the Governance Agreement between such holders and us that provide for their right to nominate a candidate for election to Parent's board of directors and nominate one board observer, in each case, subject to the maintenance of certain minimum ownership levels of Parent's common stock.

        In addition, these holders' significant ownership levels could have an influence on:

  •
  amendments to our certificate of incorporation;

  •
  other fundamental corporate transactions such as mergers and asset sales; and

  •
  the general direction of our business and affairs.

        In addition, the applicable triggering provisions of Parent's rights agreement with StockTrans, Inc., as Rights Agent, dated December 23, 1998 (as amended, the "Rights Agreement") contain exceptions with respect to the acquisition of beneficial ownership of our shares by such holders and the other former holders of Series C Preferred. As a result, such holders could gain additional control over our affairs without triggering the provisions of the Rights Agreement.

Risks Related to an Investment in the Notes

Our high level of debt may adversely affect the Issuer's or Parent's ability to satisfy its obligations under the notes and the parent guarantee.

        We cannot assure you that the Issuer or Parent will be able to meet its debt service obligations. A default in our debt obligations, including a breach of any restrictive covenant imposed by the terms of our indebtedness, could result in the acceleration of a substantial portion of our indebtedness, including the notes. In such a situation, it is unlikely that either the Issuer or Parent would be able to fulfill its obligations under the notes or that we would otherwise be able to repay the accelerated indebtedness or make other required payments. Even in the absence of an acceleration of our indebtedness, a default under the terms of our indebtedness could have an adverse impact on the Issuer's and Parent's ability to satisfy their respective debt service obligations, including the Issuer's obligations under the notes and Parent's obligations under the parent guarantee, and on the trading price of the notes.

The Issuer or Parent may not be able to pay interest and principal on the notes if the Issuer or Parent does not receive distributions from its subsidiaries.

        The Issuer and Parent are holding companies with no operations of their own and no significant assets other than the stock of, and intercompany loans payable by, their operating subsidiaries and cash. Dividends, intercompany loans and other permitted payments from the Issuer's and Parent's direct and indirect subsidiaries as well as their own credit arrangements, are their primary sources of funds to meet their cash needs, including the payment of expenses and the principal of and interest on the notes. The Issuer's and Parent's subsidiaries are legally distinct entities from the Issuer and Parent and have no obligations to pay amounts due with respect to the notes or to otherwise make funds available to the Issuer or Parent other than the repayment of intercompany loans made by the Issuer and Parent. Except in certain specified instances, these subsidiaries will not guarantee the notes. Many of these subsidiaries are organized in jurisdictions outside the United States. Their ability to pay dividends, repay intercompany loans or make other distributions may be restricted by, among other things, the availability of funds, the terms of various credit arrangements entered into by them, as well as statutory and other legal restrictions. Additionally, payments from these subsidiaries may result in adverse tax consequences. If the Issuer does not receive dividends, distributions and other payments from its subsidiaries, its ability to pay interest and principal on the notes and other indebtedness and to use cash flow from one subsidiary to cover shortfalls in working capital of another subsidiary would be impaired; in such a circumstance, it is likely that Parent's ability to pay interest and principal on the notes and other indebtedness and to use cash flow from one subsidiary to cover shortfalls in working capital of another subsidiary would be impaired as well.

The Issuer's holding company structure may limit your recourse to its subsidiaries' assets.

        Creditors of a holding company, such as the holders of the notes, and the holding company itself generally will have subordinate claims against the assets of a particular subsidiary as compared to the creditors of that subsidiary. Accordingly, the notes will be structurally subordinated to all existing and future debt and other liabilities of the Issuer's subsidiaries, including trade payables. As of December 31, 2003, after giving effect to the notes offering and the application of the proceeds therefrom as set forth herein and the completion of the transactions described under "The Internal Reorganization," the Issuer's subsidiaries would have had aggregate outstanding debt and other liabilities (including trade payables, but excluding intercompany liabilities) of approximately $372.3 million. The Issuer's right to receive assets of any subsidiary upon the liquidation or reorganization of that subsidiary (and the consequent rights of the holders of the notes to participate in those assets) will be structurally subordinated to the claims of that subsidiary's creditors. Even if the Issuer is recognized as a creditor of that subsidiary as a result of an intercompany loan, the Issuer's claims would be subordinate to any secured indebtedness of such subsidiary and any indebtedness of such subsidiary that is senior to the Issuer's claims. The Issuer has no significant assets other than cash and the stock of, and intercompany loans payable by, its subsidiaries. If the Issuer or any of its subsidiaries were to enter into a bank credit facility or similar arrangement, the Issuer expects that the stock of the subsidiaries would be pledged to secure any such credit facility or arrangement, in which case, any claims you may have as a noteholder against the stock of the subsidiaries would be subordinate to claims of the lenders under such credit facility or arrangement.

The Issuer's ability to repurchase notes with cash upon a change of control may be limited.

        In certain circumstances involving a Change of Control (as defined below under "Description of the Notes—Certain Definitions"), the holders of the notes may require the Issuer to repurchase some or all of the holders' notes. No assurances can be made that the Issuer or Parent will have sufficient financial resources at such time or would be able to arrange financing to pay the repurchase price of the notes in cash. The Issuer's or Parent's ability to repurchase the notes in cash in such event may be limited by law, by the indenture or by the terms of other agreements. In addition, a Change of Control may trigger repayment obligations under the terms of other indebtedness. The Issuer and Parent may not have, or be able to raise, sufficient funds to satisfy all of their repayment or repurchase obligations.

If an active trading market for the notes does not develop, then the market price of the notes may decline or you may not be able to sell your notes.

        No assurances can be made that any liquid market will develop for the notes or that holders of the notes will be able to sell their notes, and no assurances can be made concerning the price at which the holders will be able to sell their notes. Before this offering, there has been no trading market for the notes. The Issuer has applied for the notes to be approved for trading in the PORTALSM Market. Although the initial purchasers of the notes have advised the Issuer that they intend to make a market in the notes, they are not obligated to do so. The initial purchasers could stop making a market at any time without notice. Accordingly, no market for the notes may develop, and any market that develops may not last. Neither the Issuer nor Parent intends to apply for listing of the notes on any securities exchange or other stock market (other than the PORTALSM Market). The liquidity of the trading market and the trading price of the notes may be adversely affected by declines in the trading price of Parent's common stock and its other public debt securities, by changes in our financial performance or prospects and by changes in the financial performance of or prospects for companies in our industry generally.

THE INTERNAL REORGANIZATION

        The Issuer was incorporated on October 29, 2003 and is a holding company with no assets, liabilities or operations of its own. On the issue date of the outstanding notes, Parent transferred to the Issuer by way of capital contribution all of Parent's net intercompany receivables and all of the capital stock of all of Parent's direct subsidiaries other than the Issuer (the "Initial Subsidiary Transfer"), except for the subsidiaries, the transfer of whose capital stock required the approval or consent of, or a filing with, state telecommunications regulatory authorities in the United States (the "Contingently Transferable Subsidiaries"). The Contingently Transferable Subsidiaries and their subsidiaries consisted primarily of U.S. subsidiaries. The subsidiaries that were transferred to the Issuer as of the issue date of the outstanding notes as part of the Initial Subsidiary Transfer consisted primarily of non-U.S. subsidiaries. On April 28, 2004, following receipt of all required regulatory approvals, Parent transferred to the Issuer by way of a capital contribution all of the capital stock of the Contingently Transferable Subsidiaries. (which, together with the Initial Subsidiary Transfer, we refer to as the "Internal Reorganization"). As of the date of the prospectus, the Issuer owns all of the Restricted Subsidiaries of Parent (other than the Issuer).

THE EXCHANGE OFFER

Purpose and Effect

        On January 16, 2004, we sold $240 million aggregate principal amount of outstanding notes in a private placement to Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and Jefferies & Company, Inc., or the initial purchasers. The initial purchasers then resold the outstanding notes in reliance on Rule 144A and Regulation S under the Securities Act. In connection with the sale by us of the outstanding notes, we entered into a registration rights agreement, dated January 16, 2004, with the initial purchasers, which requires that we file a registration statement under the Securities Act with respect to the exchange notes and, upon the effectiveness of that registration statement, offer to the holders of the outstanding notes the opportunity to exchange their outstanding notes for a like principal amount of exchange notes. The exchange notes will be issued without a restrictive legend and, subject to certain exceptions, generally may be reoffered and resold without registration under the Securities Act.

        Except as described below, upon the completion of the exchange offer, our obligations with respect to the registration of the outstanding notes and the exchange notes will terminate. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, and this summary of the material provisions of the registration rights agreement does not purport to be complete and is qualified in its entirety by reference to the complete registration rights agreement. As a result of the timely consummation of the exchange offer, we will not have to pay certain liquidated damages on the outstanding notes as provided for in the registration rights agreement. We have agreed that in the event that the registration statement of which this prospectus is a part has not been declared effective on or before July 14, 2004, the exchange offer has not been consummated on or before August 13, 2004, the shelf registration statement described below has not been declared effective within 180 days from certain prescribed events concerning the obligation to file the shelf registration statement, or any effective registration statement concerning the notes ceases to be effective or fails to be usable during certain specified periods, we will have to pay to the holders of outstanding notes liquidated damages in the amount of 0.25% per annum per $1,000 in principal amount of outstanding notes held by each holder while our failure to meet the applicable foregoing condition continues. If after 90 days, we still have not met the applicable foregoing condition, the rate at which we must pay liquidated damages increases by an additional 0.25% per annum per $1,000 in principal amount of outstanding notes with respect to each subsequent 90 day period until we have met the applicable foregoing condition, up to a maximum amount of liquidated damages of 1.0% per annum per $1,000 in principal amount of outstanding notes. Following the completion of the exchange offer, holders of outstanding notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and those outstanding notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the outstanding notes could be adversely affected upon consummation of the exchange offer.

        In order to participate in the exchange offer, a holder must represent to us, among other things, that:

  •
  the exchange notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the holder;

  •
  the holder is not engaging in and does not intend to engage in a distribution of the exchange notes;

  •
  the holder does not have an arrangement or understanding with any person to participate in the distribution of the exchange notes; and

  •
  the holder is not an "affiliate," as defined under Rule 405 under the Securities Act, of ours.

        Under certain circumstances specified in the registration rights agreement, we may be required to file a "shelf" registration statement for a continuous offering in connection with the outstanding notes pursuant to Rule 415 under the Securities Act.

        Based on an interpretation by the SEC's staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holder of exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

  •
  is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

  •
  is a broker-dealer who purchased outstanding notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

  •
  is a broker-dealer that receives exchange notes for its own account in exchange for outstanding notes which were acquired by the broker-dealer as a result of market-making or other trading activities;

  •
  acquired the exchange notes other than in the ordinary course of the holder's business; or

  •
  the holder has an arrangement with any person to engage in the distribution of exchange notes.

        Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the SEC's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution." Broker-dealers who acquired outstanding notes directly from us and not as a result of market-making activities or other trading activities may not rely on the SEC staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to sell the outstanding notes.

        In the event that our belief regarding resales is inaccurate, those who transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration under the federal securities laws may incur liability under these laws. We do not assume, nor will we indemnify you against, this liability. The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of the particular jurisdiction.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on            , 2004 or such date and time to which we extend the offer. We will issue $1,000 in principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000 in principal amount.

        The exchange notes will evidence the same debt as the outstanding notes and will be issued under the terms of, and entitled to the benefits of, the indenture relating to the outstanding notes.

        As of the date of this prospectus, outstanding notes representing $240 million in aggregate principal amount were outstanding and there was one registered holder, a nominee of the Depository Trust Company. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the outstanding notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

        We will be deemed to have accepted validly tendered outstanding notes when, as, and if we have given oral or written notice thereof to Wachovia Bank, N.A., the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under the heading "—Conditions to the Exchange Offer" or otherwise, certificates for any such unaccepted outstanding notes will be returned, without expense, to the tendering holder of those outstanding notes as promptly as practicable after the expiration date unless the exchange offer is extended.

        Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, applicable to the exchange offer. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

        The expiration date shall be 5:00 p.m., New York City time, on            , 2004, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion:

  (A)
  to delay accepting any outstanding notes, to extend the exchange offer or, if any of the conditions set forth under "—Conditions to Exchange Offer" shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of that delay, extension or termination to the exchange agent, or

  (B)
  to amend the terms of the exchange offer in any manner.

        In the event that we make a fundamental change to the terms of the exchange offer, we will file a post-effective amendment to the registration statement.

Procedures for Tendering Outstanding Notes

        Only a holder of outstanding notes may tender the outstanding notes in the exchange offer. Except as set forth under "—Book Entry Transfer," to tender in the exchange offer a holder must complete, sign, and date the letter of transmittal, or a copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or copy to the exchange agent prior to the expiration date. In addition:

  •
  certificates for the outstanding notes must be received by the exchange agent along with the letter of transmittal prior to the expiration date;

  •
  a timely confirmation of a book-entry transfer, or "book-entry confirmation," of the outstanding notes, if that procedure is available, into the exchange agent's account at the Depository Trust Company, or the "book-entry transfer facility," following the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date; or

  •
  you must comply with the guaranteed delivery procedures described below.

        To be tendered effectively, the letter of transmittal and other required documents must be received by the exchange agent at the address set forth under "—Exchange Agent" prior to the expiration date.

        Your tender, if not withdrawn before the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

        THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO US. YOU MAY REQUEST YOUR BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR YOU.

        Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivering the owner's outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, or "eligible institution," unless outstanding notes tendered pursuant thereto are tendered:

  (A)
  by a registered holder who has not completed the box entitled "Special Registration Instruction" or "Special Delivery Instructions" on the letter of transmittal; or

  (B)
  for the account of an eligible institution.

        If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an eligible institution.

        If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in the letter of transmittal, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the outstanding notes.

        If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal unless waived by us.

        All questions as to the validity, form, eligibility, including time of receipt, acceptance, and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent, nor any other person is under any duty to give notification of such defects or irregularities and neither we, the exchange agent nor any other person shall incur any liability for failure to give that notification. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date, unless the exchange offer is extended.

        In addition, we reserve the right in our sole discretion to purchase or make offers for any outstanding notes that remain outstanding after the expiration date or, as set forth under "—Conditions to the Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

        By tendering, you will be representing to us that, among other things:

  •
  the exchange notes acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the registered holder;

  •
  you are not engaging in and do not intend to engage in a distribution of the exchange notes;

  •
  you do not have an arrangement or understanding with any person to participate in the distribution of such exchange notes; and

  •
  you are not an "affiliate," as defined under Rule 405 of the Securities Act, of ours.

        In all cases, issuance of exchange notes for outstanding notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for such outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at the book-entry transfer facility, a properly completed and duly executed letter of transmittal or, with respect to the Depository Trust Company and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal, and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged outstanding notes will be returned without expense to the tendering holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility according to the book-entry transfer procedures described below, those non-exchanged outstanding notes will be credited to an account maintained with that book-entry transfer facility, in each case, as promptly as practicable after the expiration or termination of the exchange offer.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where those outstanding notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See "Plan of Distribution."

Book-Entry Transfer

        The exchange agent will make a request to establish an account with respect to the outstanding notes at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of outstanding notes being tendered by causing the book-entry transfer facility to transfer such outstanding notes into the exchange agent's account at the book-entry transfer facility in accordance with that book-entry transfer facility's procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the exchange agent at the address set forth under "—Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

        The Depository Trust Company's Automated Tender Offer Program, or ATOP, is the only method of processing exchange offers through the Depository Trust Company. To accept the exchange offer through ATOP, participants in the Depository Trust Company must send electronic instructions to the Depository Trust Company through the Depository Trust Company's communication system instead of sending a signed, hard copy letter of transmittal. The Depository Trust Company is obligated to communicate those electronic instructions to the exchange agent. To tender outstanding notes through ATOP, the electronic instructions sent to the Depository Trust Company and transmitted by the Depository Trust Company to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.

Guaranteed Delivery Procedures

        If a registered holder of the outstanding notes desires to tender outstanding notes and the outstanding notes are not immediately available, or time will not permit that holder's outstanding notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

  •
  the tender is made through an eligible institution;

  •
  prior to the expiration date, the exchange agent receives from that eligible institution a properly completed and duly executed letter of transmittal or a facsimile of a duly executed letter of transmittal and a duly executed notice of guaranteed delivery, substantially in the form provided by us, by telegram, telex, fax transmission, mail or hand delivery, setting forth the name and address of the holder of outstanding notes and the amount of outstanding notes tendered and stating that the tender is being made by guaranteed delivery and guaranteeing that within three New York Stock Exchange, Inc., or NYSE, trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by the eligible institution with the exchange agent; and

  •
  the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

        Tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal of a tender of outstanding notes to be effective, a written or, for Depository Trust Company participants, electronic ATOP transmission notice of withdrawal, must be received by the exchange agent at its address set forth under "—Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

  •
  specify the name of the person having deposited the outstanding notes to be withdrawn, or the "depositor";

  •
  identify the outstanding notes to be withdrawn, including the certificate number or numbers and principal amount of such outstanding notes;

  •
  be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such outstanding notes into the name of the person withdrawing the tender; and

  •
  specify the name in which any such outstanding notes are to be registered, if different from that of the depositor.

        All questions as to the validity, form, eligibility and time of receipt of such notices will be determined by us, whose determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder of those outstanding notes without cost to that holder as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures under "—Procedures for Tendering Outstanding Notes" at any time on or prior to the expiration date.

Conditions To The Exchange Offer

        Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and may terminate or amend the exchange offer if at any time before the acceptance of those outstanding notes for exchange or the exchange of the exchange notes for those outstanding notes, we determine that the exchange offer violates applicable law or any applicable interpretation of the staff of the SEC.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

        In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for those outstanding notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

        The exchange offer is not conditioned on any minimum principal amount of outstanding notes being tendered for exchange.

Exchange Agent

        Wachovia Bank, N.A. has been appointed as exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent addressed as follows:

  By Courier or Hand Delivery
  Wachovia Bank, N.A.
  Corporate Actions—NC1153
  1525 West W.T. Harris Blvd., 3C3
  Charlotte, NC 28262-1153

  By Mail:
  Wachovia Bank, N.A.
  Corporate Actions—NC1153
  1525 West W.T. Harris Blvd., 3C3
  Charlotte, NC 28288-1153

  By Overnight Mail or Courier:
  Wachovia Bank, N.A.
  Corporate Actions—NC1153
  1525 West W.T. Harris Blvd., 3C3
  Charlotte, NC 28262-1153

        Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

  By Hand Delivery; Mail, or Overnight Carrier:
  Wachovia Bank, N.A.
  Corporate Actions—NC1153
  1525 West W.T. Harris Blvd., 3C3
  Charlotte, NC 28262-1153

        By Facsimile: (704) 590-7628. For information: (704) 590-7413 or confirmation by telephone (704) 590-7413.

        Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

Fees And Expenses

        We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and will include exchange agent, trustee, accounting, legal, printing, and related fees and expenses.

Transfer Taxes

        Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those outstanding notes.

Accounting Treatment

        The exchange notes will be recorded at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the consummation of the exchange offer. The expenses of the exchange offer will be amortized by us over the term of the exchange notes under generally accepted accounting principles.

Adverse Consequences of Failure to Exchange

        If you fail to exchange your outstanding notes for exchange notes under the exchange offer, you will remain subject to the restrictions on transfer of your outstanding notes. In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

USE OF PROCEEDS

        This exchange offer is intended to satisfy our obligations under the registration rights agreement dated as of January 16, 2004 with the initial purchasers. We will not receive any cash proceeds from the issuance of the exchange notes. We received net proceeds from the sale of the outstanding notes of approximately $233 million after deducting discounts and commissions for the initial purchasers and estimated expenses associated with the offering of the outstanding notes payable by us. We used the net proceeds of the offering of the outstanding notes to satisfy and discharge the remaining outstanding principal, interest and premium our 9 7/8% senior notes due 2008 (our "1998 senior notes") in the amount of $49.7 million and 11 1/4% senior notes due 2009 (our "January 1999 senior notes") in the amount of $117.4 million. The remaining proceeds will be used for repayment of obligations under capital leases and other long-term obligations, capital expenditures, working capital and general corporate purposes.

CAPITALIZATION

        The following table sets forth the consolidated capitalization of Parent as of December 31, 2003. Parent's capitalization is presented:

  (1)
  on an actual basis;

  (2)
  on a pro forma basis, giving effect to: the January 2004 issuance of outstanding notes, the satisfaction and discharge in February 2004, of the remaining $46.6 and $109.9 million principal amount of our 1998 senior notes and our January 1999 senior notes at par plus accrued interest and premium.

        The following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our unaudited consolidated condensed financial statements, and notes thereto, incorporated by reference in this prospectus from our 2003 10-K.

	December 31, 2003
	Actual	Pro Forma
	(in thousands, except per share amounts)
Cash and cash equivalents	$64,066	$130,111
Restricted cash	12,463	12,463

Total cash, cash equivalents and restricted cash	76,529	142,574

Debt, obligations under capital leases and other long-term obligations (including current portions):
8% senior notes due 2014	—	240,000
9 7/8% senior notes due 2008	46,580	—
11 1/4% senior notes due 2009	109,897	—
12 3/4% senior notes due 2009	115,680	115,680
5 3/4% convertible subordinated debentures due 2007	71,119	71,119
3 3/4% convertible senior notes due 2010	132,000	132,000
Obligations under capital leases and other long-term obligations	67,175	67,175

Total debt, obligations under capital leases and other long-term obligations (including current portions)	542,451	625,974
Stockholders' deficit:
Preferred stock, Series A & B, $0.01 par value—1,895,050 shares authorized; none issued and outstanding	—	—
Preferred stock, Series C, $0.01 par value—559,950 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value—150,000,000 shares authorized; 88,472,546 shares issued and outstanding	885	885
Additional paid-in capital	651,159	651,159
Accumulated deficit(1)	(685,077)	(695,480)
Accumulated other comprehensive loss	(63,333)	(63,333)

Total stockholders' deficit	(96,366)	(106,769)

Total capitalization	446,085	519,205

(1)
Pro forma reflects $2.3 million and $0.8 million of call premiums and deferred financing costs, respectively, associated with the satisfaction and discharge of the 1998 senior notes and $6.2 million and $1.3 million of call premiums and deferred financing costs, respectively, associated with the satisfaction and discharge of the January 1999 senior notes.

SELECTED FINANCIAL DATA

        The following selected financial data from 2003, 2002 and 2001 should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Primus's consolidated financial statements and the notes thereto, which are incorporated by reference from the 2003 10-K. The statement of operations data for the years ended December 31, 2003, 2002, 2001, 2000 and 1999 and the balance sheet data as of December 31, 2003, 2002, 2001, 2000 and 1999 have been derived from Primus's consolidated financial statements, which have been audited by Deloitte & Touche LLP, independent auditors.

	Year Ended December 31,
	2003	2002	2001	2000	1999
	(in thousands)
Net revenue	$1,287,779	$1,024,056	$1,082,475	$1,199,422	$832,739
Operating expenses
Cost of revenue (exclusive of depreciation included below)	786,308	668,643	767,841	861,181	624,599
Selling, general and administrative	342,350	254,152	303,026	330,411	199,581
Depreciation and amortization	86,015	82,239	157,596	120,695	54,957
Loss on sale of assets	804	—	—	—	—
Asset impairment write-down	2,668	22,337	526,309	—	—

Total operating expenses	1,218,145	1,027,371	1,754,772	1,312,287	879,137

Income (loss) from operations	69,634	(3,315)	(672,297)	(112,865)	(46,398)
Interest expense	(60,733)	(68,303)	(100,700)	(132,137)	(79,629)
Equity investment write-off and loss	(2,678)	(3,225)	—	—	—
Gain on early extinguishment of debt	12,945	36,675	491,771	40,952	—
Interest income and other income (expense)	1,075	2,454	(17,951)	30,743	13,395
Foreign currency transaction gain (loss)	39,394 (1)	8,486 (2)	(1,999)	(1,357)	(104)

Income (loss) before income taxes	59,637	(27,228)	(301,176)	(174,664)	(112,736)
Income tax benefit (expense)	(5,769)	3,598	(5,000)	—	—

Income (loss) before extraordinary item and cumulative effect of change in accounting principle	53,868	(23,630)	(306,176)	(174,664)	(112,736)
Extraordinary item	887	—	—	—	—

Income (loss) before cumulative effect of change in accounting principle	54,755	(23,630)	(306,176)	(174,664)	(112,736)
Cumulative effect of change in accounting principle	—	(10,973)	—	—	—

Net income (loss)	54,755	(34,603)	(306,176)	(174,664)	(112,736)
Accreted and deemed dividend on convertible preferred stock	(1,678)	—	—	—	—

Income (loss) attributable to common stockholders	53,077	(34,603)	(306,176)	(174,664)	(112,736)

	Year Ended December 31,
	2003	2002	2001	2000	1999
Other Data:
Capital expenditures(3)	$24,746	$29,367	$87,771	$193,772	$110,582
Ratio of earnings to fixed charges(4)	1.94	<0	<0	<0	<0
Free Cash Flow(5):
Net cash provided by (used in) operating activities	66,946	34,633	(110,351)	(131,020)	(55,570)
Net cash used in investing activities	(26,921)	(31,607)	(89,355)	(240,014)	(200,173)

Free cash flow	40,025	3,026	(199,706)	(371,034)	(255,743)

	As of December 31,
	2003	2002	2001	2000	1999
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$64,066	$92,492	$83,953	$393,812	$471,542
Restricted cash and investments	12,463	11,712	4,961	5,066	25,932
Working capital(6)	(25,875)	(64,771)	(62,590)	255,436	384,998
Property and equipment, net	341,167	330,102	375,464	466,704	285,390
Total assets	751,164	724,588	816,214	1,748,126	1,450,746
Long-term obligations (including current portion)	542,451	600,988	667,587	1,256,453	929,944
Stockholders' equity (deficit)	(96,366)	(200,123)	(178,484)	83,695	190,859

(1)
Includes (i) $14.9 million in unrealized gain on intercompany accounts receivable held by U.S. subsidiaries of Parent, but denominated and payable in CAD, and (ii) $21.5 million in unrealized gain on intercompany accounts receivable held by U.S. subsidiaries of Parent, but denominated and payable in AUD. The remainder was earned on the valuation for settlement of customer accounts receivable or vendor accounts payable throughout Parent's subsidiaries.

(2)
Includes (i) $0.7 million in unrealized gain on intercompany accounts receivable held by U.S. subsidiaries of Primus, but denominated and payable in CAD, and (ii) $5.5 million in unrealized gain on intercompany accounts receivable held by U.S. subsidiaries of Primus, but denominated and payable in AUD. The remainder was earned on the valuation for settlement of customer accounts receivable or vendor accounts payable throughout Parent's subsidiaries.

(3)
As of the date of this prospectus, we believe our current network meets the near term needs for our current and prospective customers and we expect future capital expenditures to be made only for network maintenance purposes and for success-based growth or acquisition initiatives.

(4)
The ratio of earnings to fixed charges is computed by dividing the sum of pre-tax income from continuing operations (before adjustment for minority interests in consolidated subsidiaries and loss from equity investees) plus fixed charges, by fixed charges. Fixed charges consist of interest charges, whether expensed or capitalized, and that portion of rental expense we believe to be representative of interest. For the years ended December 31, 2002, 2001, 2000 and 1999, earnings were insufficient to cover fixed charges by, $23.6 million, $301.0 million, $174.6 million and $112.4 million, respectively.

(5)
Free cash flow, as defined by us, consists of net cash provided by (used in) operating activities less net cash used in investing activities. Free cash flow, as defined above, may not be similar to free cash flow measures presented by other companies, is not a measurement under generally accepted accounting principles in the United States, and should be considered in addition to, but not as a substitute for, the information contained in our consolidated statements of cash flows. We believe free cash flow provides a measure of our ability, after making our capital expenditures and other investments in our infrastructure, to meet scheduled debt payments. We use free cash flow to monitor the impact of our operations on our cash reserves and our ability to generate sufficient cash flow to fund our scheduled debt maturities and other financing activities, including discretionary refinancings and retirements of debt. Because free cash flow represents the amount of cash generated or used in operating activities and investing activities before deductions for scheduled debt maturities and other fixed obligations (such as capital leases, vendor financing and other long-term obligations), you should not use it as a measure of the amount of cash available for discretionary expenditures. Scheduled debt maturities paid during the years ended December 31, 2003, 2002, 2001, 2000 and 1999 were $129.4 million, $25.9 million, $33.7 million, $16.3 million and $21.9 million, respectively. For information regarding our scheduled debt maturities and other fixed obligations, you should review the table disclosing our long-term obligations in "Management's Discussion and Analysis of Financial Conditions and Results of Operations" of our 2003 10-K.

(6)
Working capital consists of current assets less current liabilities, in each case calculated in accordance with generally accepted accounting principles in the United States.

DESCRIPTION OF THE EXCHANGE NOTES

        Except as otherwise indicated below, the following summary applies to both the outstanding notes issued January 16, 2004 (the "Outstanding Notes") pursuant to the indenture (the "Indenture") dated as of January 16, 2004, by and among the Issuer, Parent and Wachovia Bank, N.A., as trustee (the "Trustee"), and to the exchange notes to be issued in connection with the exchange offer (the "Exchange Notes"). The Exchange Notes will also be issued under the Indenture. The term "Notes" means the Exchange Notes and the Outstanding Notes, in each case outstanding at any given time and issued under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

        The terms of the Exchange Notes are identical to those of the Outstanding Notes in all material respects, including interest rate and maturity, except that the Exchange Notes will be:

  •
  registered under the Securities Act; and

  •
  free of any covenants contained in our registration rights agreement dated as of January 16, 2004 with the initial purchasers for the Outstanding Notes that relate to our making an exchange offer for the Outstanding Notes.

        The following is a summary of the material provisions of the Indenture but does not restate the Indenture in its entirety. It does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Indenture, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the Indenture because it, and not this summary, defines your rights as a holder of the Notes.

        You can find the definitions of certain capitalized terms used in the following summary under the subheading "—Certain Definitions." For purposes of this "Description of the Exchange Notes," references to "Issuer," "Company" or "we," "our," or "us" include only Primus Telecommunications Holding, Inc. and its successors in accordance with the terms of the Indenture.

        The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement thereof.

        In this section, when we refer to "Parent", we refer only to Primus Telecommunications Group, Incorporated, a Delaware corporation, and not its subsidiaries, and when we refer to the "Issuer", we refer only to Primus Telecommunications Holding, Inc., a Delaware corporation, and not its subsidiaries. The Issuer is a wholly-owned subsidiary of Parent. When we refer to the "Obligors", we refer together to Parent and the Issuer.

General

        The Exchange Notes:

  •
  will be senior obligations of the Issuer, fully and unconditionally guaranteed by Parent on a senior basis;

  •
  will be initially limited to an aggregate principal amount of $240 million, but subject to compliance with the "Limitation on Indebtedness" covenant, additional notes may be issued without limitation as to aggregate principal amount;

  •
  will mature on January 15, 2014; and

  •
  will bear interest at a rate of 8% per annum, payable semiannually on January 15 and July 15 of each year, commencing July 15, 2004

        Interest on the notes will be payable to the holder of record at the close of business on the preceding January 1 or July 1, as the case may be. Interest will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        If a holder of record has given wire transfer instructions to the Issuer, the Issuer will pay all principal, interest and premium and Additional Interest, if any, on that holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the Issuer within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the holders at their address set forth in the register of holders. See "—Book Entry, Delivery and Form."

        The notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount at maturity and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Parent Guarantee

        Parent, as primary obligor and not as surety, will irrevocably and unconditionally guarantee on a senior basis the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all monetary obligations of the Issuer under the indenture and the notes, whether for principal of, or premium, if any, or interest or Additional Interest on, the notes, expenses, indemnification or otherwise (all such obligations being herein called the "Guaranteed Obligations"). Parent will agree to pay, in addition to the amount stated above, on a senior basis, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or holders of notes in enforcing any rights under the parent guarantee.

        The parent guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by Parent without rendering the parent guarantee, as it relates to Parent, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

        The parent guarantee will be a continuing guarantee and will (1) remain in full force and effect until payment in full of all the Guaranteed Obligations, (2) be binding upon Parent and (3) inure to the benefit of and be enforceable by the Trustee and the holders of the notes. Upon the failure of the Issuer to pay any Guaranteed Obligation when and as due, whether at maturity, by acceleration, by redemption or otherwise, Parent will, upon receipt of written demand by the Trustee, pay or cause to be paid, in cash, to the holders of the notes or the Trustee all unpaid monetary Guaranteed Obligations.

Ranking

        The indebtedness evidenced by the notes will be unsecured and unsubordinated obligations of the Issuer and will rank pari passu in right of payment with all other future senior unsecured obligations of the Issuer, including trade payables and senior to all of the Issuer's future obligations that are expressly subordinated in right of payment to the notes. The notes will be effectively subordinated to all of the Issuer's future secured obligations to the extent of the value of the collateral securing such obligations. The parent guarantee will rank pari passu, except to the extent of the Collateral securing such parent guarantee, with all other existing and future senior unsecured obligations of Parent, including trade payables, and will rank senior in right of payment to any existing and future obligations of Parent that are expressly subordinated in right of payment to the parent guarantee. The parent guarantee will be effectively subordinated to all of Parent's existing and future secured obligations to the extent of the value of the collateral securing such obligations. As of December 31, 2003, after giving effect to the offering of the notes, the application of the net proceeds therefrom as set forth herein and the transactions described under "Internal Reorganization:"

  •
  the Issuer would have had no indebtedness outstanding other than the $240.0 million of indebtedness under the notes;

  •
  the Issuer's subsidiaries would have had $372.3 million of outstanding debt and other liabilities, including trade payables but excluding intercompany liabilities, all of which are structurally senior to the notes;

  •
  Parent would have had $71.1 million (excluding debt of its subsidiaries) of outstanding subordinated debt; and

  •
  Parent would have had $404.2 million (excluding debt of its subsidiaries) of outstanding senior debt ($247.7 million, after giving effect to the February 2004 satisfaction and discharge of the 1998 senior notes and January 1999 senior notes).

        Both the Issuer and Parent are holding companies that conduct their business through their respective subsidiaries. All existing and future indebtedness and other liabilities and commitments of the Issuer's and Parent's subsidiaries (other than the Issuer), including trade payables, will be structurally senior to the notes and the parent guarantee, respectively.

  Optional Redemption

        The notes will be redeemable, at the option of the Issuer, in whole or in part, at any time or from time to time, on or after January 15, 2009 and prior to maturity, upon not less than 30 nor more than 60 days' prior written notice, at the following redemption prices (expressed in percentages of principal amount thereof), plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date, if redeemed during the 12-month period commencing on January 15 of the years set forth below:

Year	Percentage
2009	104.000%
2010	102.667%
2011	101.333%
2012 and thereafter	100.000%

        Notwithstanding the foregoing, at any time prior to January 15, 2007, the Issuer may on any one or more occasions redeem up to 35% of the original principal amount of notes at a redemption price of 108% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date, with the Net Cash Proceeds of one or more Equity Offerings to the extent such Net Cash Proceeds have been contributed to the Issuer as common equity; provided (i) that at least 65% of the original principal amount of notes remains outstanding immediately after the occurrence of such redemption and (ii) that notice of such redemption is mailed within 60 days of the closing of each such Equity Offering.

        In the case of any partial redemption, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no note of $1,000 in principal amount at maturity or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.

Covenants

Limitation on Indebtedness

        (a)   Parent will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness, including Acquired Indebtedness (other than Existing Indebtedness and the notes issued on the Closing Date); provided, however, that:

            (i)  Parent may Incur Indebtedness, including Acquired Indebtedness, if immediately thereafter the ratio (the "Parent Indebtedness to Consolidated Cash Flow Ratio") of:

            (A)  the aggregate principal amount (or accreted value, as the case may be) of Indebtedness of Parent and its Restricted Subsidiaries on a consolidated basis outstanding as of the Transaction Date to

            (B)  the Pro Forma Consolidated Cash Flow of Parent for the preceding two full fiscal quarters multiplied by two, determined on a pro forma basis as if any such Indebtedness that had been Incurred and the proceeds thereof had been applied at the beginning of such two fiscal quarters, would be greater than zero and less than 5.0 to 1.0; and

           (ii)  the Issuer and any of its Restricted Subsidiaries may Incur Indebtedness, including Acquired Indebtedness, if immediately thereafter the ratio (the "Issuer Indebtedness to Consolidated Cash Flow Ratio") of:

            (A)  the aggregate principal amount (or accreted value, as the case may be) of Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis outstanding as of the Transaction Date to

            (B)  the Pro Forma Consolidated Cash Flow of the Issuer for the preceding two full fiscal quarters multiplied by two, determined on a pro forma basis as if any such Indebtedness that had been Incurred and the proceeds thereof had been applied at the beginning of such two fiscal quarters, would be greater than zero and less than 3.5 to 1.0.

        (b)   Notwithstanding the foregoing, Parent, the Issuer and any other Restricted Subsidiary of Parent may Incur each and all of the following:

            (i)  Indebtedness of Parent or any of its Restricted Subsidiaries under one or more Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of:

            (a)   $50 million; or

            (b)   65% of Eligible Accounts Receivable, subject to any permanent reductions required by any other terms of the indenture;

           (ii)  Indebtedness (including Guarantees) Incurred by Parent or a Restricted Subsidiary of Parent after the Closing Date to finance the cost (including the cost of design, development, construction, acquisition, installation or integration) of equipment used in a Permitted Business or ownership rights with respect to indefeasible rights of use or minimum investment units (or similar ownership interests) in domestic or transnational fiber optic cable or other transmission facilities, in each case purchased or leased by Parent or a Restricted Subsidiary of Parent after the Closing Date (including acquisitions by way of Capitalized Leases and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary of Parent to the extent of the Fair Market Value (as determined in good faith by our board of directors, whose determination shall be conclusive and evidenced by a board resolution) of such equipment, ownership rights or minimum investment units so acquired), provided, that the amount of Indebtedness incurred under this clause (ii) shall not exceed $50.0 million in the aggregate at any one time outstanding;

          (iii)  Indebtedness of any Restricted Subsidiary of Parent to Parent or Indebtedness of Parent or any of its Restricted Subsidiaries to any other of its Restricted Subsidiaries; provided that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of Parent or any subsequent transfer of such Indebtedness permitted by this clause (iii) (other than to Parent or another Restricted Subsidiary of Parent) shall be deemed, in each case, to constitute the incurrence of such Indebtedness; and provided further that Indebtedness to a Restricted Subsidiary of Parent (other than the Issuer or a Guarantor) must be subordinated in right of payment to the notes or any applicable Guarantee, as the case may be;

          (iv)  Indebtedness of Parent or a Restricted Subsidiary of Parent issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness of Parent or a Restricted Subsidiary of Parent, other than Indebtedness Incurred under clauses (i), (iii), (v), (viii), (ix) and (x) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, and reasonable fees and expenses); provided that such new Indebtedness shall only be permitted under this clause (iv) if

            (A)  in case the notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the notes or any applicable Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining notes or the applicable Guarantee,

            (B)  in case the Indebtedness to be refinanced is subordinated in right of payment to the notes or any applicable Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is made subordinate expressly in right of payment to the notes or the applicable Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the notes and the applicable Guarantee, and

            (C)  such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may (1) Indebtedness of Parent be refinanced by means of any Indebtedness of any Restricted Subsidiary of Parent pursuant to this clause (iv) and (2) Indebtedness of the Issuer be refinanced by means of any Indebtedness of any Restricted Subsidiary of the Issuer pursuant to this clause (iv);

           (v)  Indebtedness of Parent or any Restricted Subsidiary of Parent:

            (A)  in respect of performance, bid, surety or appeal bonds, completion guarantees or guarantees or warranty of contractual service obligations provided in the ordinary course of business, and letters of credit or banker's acceptances supporting Trade Payables or covering workers' compensation, errors and omissions insurance, bid and performance, appeal or similar obligations, in each case provided in the ordinary course of business;

            (B)  under Currency Agreements and Interest Rate Agreements; provided that such agreements:

              (a)   are designed solely to protect Parent or any of its Restricted Subsidiaries against fluctuation in foreign currency exchange rates or interest rates, and

              (b)   do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and

            (C)  arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Parent or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of Parent for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by us or any Restricted Subsidiary of Parent in connection with such disposition;

          (vi)  Indebtedness of Parent or its Restricted Subsidiaries, as applicable, to the extent that the net proceeds thereof promptly are

            (A)  used to repurchase, (x) in the case of Indebtedness of the Issuer, notes tendered in a Change of Control Offer, (y) in the case of Indebtedness of Parent, any debt securities of Parent or one of its Restricted Subsidiaries tendered pursuant to a change of control offer similar to such Change of Control Offer, or (z) in the case of Indebtedness of a Restricted Subsidiary of Parent (other than the Issuer), any of the debt securities of that or another Restricted Subsidiary of Parent (other than the Issuer) tendered pursuant to a change of control offer similar to such Change of Control Offer, or

            (B)  deposited to defease all, (x) in the case of Indebtedness of the Issuer, of the notes as described below under "—Defeasance or Covenant Defeasance of Indenture," (y) in the case of Indebtedness of Parent, of the debt securities of Parent or one of its Restricted Subsidiaries (other than the Issuer) of a particular series pursuant to a comparable provision in such securities, or (z) in the case of Indebtedness of a Restricted Subsidiary of Parent (other than the Issuer), of the debt securities of that or another Restricted Subsidiary of Parent (other than the Issuer) of a particular series pursuant to a comparable provision in such securities;

         (vii)  Acquired Indebtedness not to exceed $100 million at any one time outstanding; provided that, as a result of such incurrence, in the case of Acquired Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries, the Issuer Indebtedness to Consolidated Cash Flow Ratio and, in the case of Acquired Indebtedness incurred directly by Parent, the Parent Indebtedness to Consolidated Cash Flow Ratio, in each case, at the time of the incurrence of such Acquired Indebtedness and calculated giving pro forma effect to such incurrence (in accordance with the definition of "Issuer Indebtedness to Consolidated Cash Flow Ratio" or "Parent Indebtedness to Consolidated Cash Flow Ratio," as the case may be) and the related Asset Acquisition as if the same had occurred at the beginning of the most recently ended two fiscal quarters, would have been less than, in the case of Acquired Indebtedness incurred directly by the Issuer or any of its Restricted Subsidiaries, the Issuer Indebtedness to Consolidated Cash Flow Ratio and, in the case of Acquired Indebtedness incurred directly by Parent, the Parent Indebtedness to Consolidated Cash Flow Ratio, respectively, for the same period without giving pro forma effect to such incurrence and Asset Acquisition;

        (viii)  Indebtedness of a Restricted Subsidiary of Parent represented by a Guarantee of the notes and any other Indebtedness permitted by and made in accordance with the "Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries" covenant;

          (ix)  Indebtedness of Parent or any Restricted Subsidiary of Parent not otherwise permitted hereunder in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (ix), does not exceed $200 million at any one time outstanding; and

           (x)  Indebtedness of Parent or any Restricted Subsidiary of Parent arising from the honoring by a bank or other financial institution of a check or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within three business days of Incurrence.

        (c)   Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that Parent or a Restricted Subsidiary of Parent may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

        (d)   For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, Guarantees, Liens or obligations with respect to letters of credit, in each case supporting Indebtedness otherwise included in the determination of such particular amount, shall not be included. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, Parent in its sole discretion, shall classify and from time to time may reclassify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses. Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness.

Limitation on Restricted Payments

        Parent will not, and will not permit any of its Restricted Subsidiaries directly or indirectly to:

            (i)  (A) declare or pay any dividend or make any distribution in respect of Parent's Capital Stock to the holders thereof (other than dividends or distributions payable solely in shares of Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire such shares of Capital Stock), or

            (B)  declare or pay any dividend or make any distribution in respect of the Capital Stock of any Restricted Subsidiary of Parent to any Person other than dividends and distributions payable to Parent or any Restricted Subsidiary of Parent or to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis;

           (ii)  purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) of Parent held by any Person other than a Restricted Subsidiary of Parent;

          (iii)  make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value of Subordinated Indebtedness; or

          (iv)  make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments");

          if, at the time of, and after giving effect to, the proposed Restricted Payment:

            (A)  a Default or Event of Default shall have occurred and be continuing;

            (B)  Parent could not Incur at least $1.00 of Indebtedness under clause (i) of paragraph (a) of the "Limitation on Indebtedness" covenant; or

            (C)  the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by our board of directors, whose determination shall be conclusive and evidenced by a board resolution) after the date of the indenture shall exceed the sum of:

              (1)   the remainder of

                (a)   100% of the aggregate amount of the Consolidated Cash Flow of Parent (determined by excluding income resulting from transfers of assets received by Parent or a Restricted Subsidiary of Parent from an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of Parent's fourth fiscal quarter in 1999 and ending on the last day of the last full fiscal quarter preceding the Transaction Date, minus

                (b)   the product of 1.75 times cumulative Consolidated Fixed Charges of Parent accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of Parent's fourth fiscal quarter in 1999 and ending on the last day of the last full fiscal quarter preceding the Transaction Date, plus

              (2)   the aggregate Net Cash Proceeds received by Parent on or after October 15, 1999 from the issuance and sale of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary, plus

              (3)   the aggregate Net Cash Proceeds received on or after October 15, 1999 by Parent from the issuance or sale of debt securities that have been converted into or exchanged for its Capital Stock (other than Redeemable Stock) together with the aggregate cash received by us at the time of such conversion or exchange, plus

              (4)   without duplication of any amount included in the calculation of Consolidated Cash Flow of Parent, in the case of repayment of, or return of capital in respect of, any Investment constituting a Restricted Payment made on or after October 15, 1999 and reducing the amount of Restricted Payments otherwise permitted under this clause (C), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case less the cost of the disposition of such Investment.

        The foregoing provision shall not be violated by reason of:

          (a)   the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

          (b)   the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of either Obligor (including premium, if any, and accrued and unpaid interest) with the proceeds of, or in exchange for, Indebtedness of such Obligor Incurred under clause (iv) of paragraph (b) of the "Limitation on Indebtedness" covenant;

          (c)   the repurchase, redemption or other acquisition of Capital Stock of Parent with the proceeds of, or in exchange for, an offering of shares of Capital Stock of Parent (other than Redeemable Stock) which proceeds are received or which Capital Stock is exchanged, tendered or surrendered, as the case maybe, no more than 60 days prior to, and no later than the date of, such repurchase, redemption or other acquisition;

          (d)   the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of either Obligor (including premium, if any, and accrued and unpaid interest) with the proceeds of, or in exchange for, an offering of, shares of Capital Stock of Parent (other than Redeemable Stock), which proceeds are received or which Subordinated Indebtedness is exchanged, surrendered or tendered, as the case may be, no more than 60 days prior to, and no later than the date of, such redemption, repurchase, defeasance or other acquisition or retirement for value;

          (e)   payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies, if applicable, with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of Parent and its Restricted Subsidiaries or the Issuer and its Restricted Subsidiaries, as the case may be;

          (f)    cash payments in lieu of the issuance of fractional shares issued in connection with the exercise of warrants, options or other rights to purchase, or the conversion of securities convertible into, Capital Stock of Parent or any of its Restricted Subsidiaries;

          (g)   Investments in Permitted Businesses acquired in exchange for Capital Stock of Parent (other than Redeemable Stock) or with the Net Cash Proceeds from the issuance and sale of such Capital Stock;

          (h)   the purchase by an Obligor of any Subordinated Indebtedness of either Obligor at a purchase price not greater than 101% of the principal amount thereof, together with accrued interest, if any, thereof in the event of a Change of Control in accordance with provisions similar to the "Repurchase of Notes upon a Change of Control" covenant; provided that prior to such purchase the Issuer has made the Change of Control offer as provided in such covenant with respect to the notes and has purchased all notes validly tendered for payment in connection with such Change of Control Offer;

          (i)    repurchases of Capital Stock of Parent options, warrants or other rights to acquire such Capital Stock from employees, former employees, directors or former directors (or their heirs or estates) of Parent or any Restricted Subsidiary in an aggregate amount under this clause (i) not to exceed $5 million in any calendar year;

          (j)    repurchases of shares of Common Stock of Parent that constitute odd lots, pursuant to a program for the repurchase of odd lots, in an aggregate amount not to exceed the sum of $2 million in any fiscal year;

          (k)   Restricted Payments not to exceed $25.0 million;

          (l)    other Restricted Payments not to exceed $20.0 million in the aggregate during any calendar year (with the entire unused amount in any calendar year, including previously carried over amounts, being permitted to be carried over for the next succeeding calendar year); provided, that such amount in any calendar year may be increased by an amount equal to Unclaimed Excess Proceeds (with the entire unused amount in any calendar year, including previously carried over amounts, being permitted to be carried over for the next succeeding calendar year); provided, further that upon the making of any such Restricted Payment (i) the Parent Indebtedness to Consolidated Cash Flow Ratio, calculated giving pro forma effect to such Restricted Payment as if the same had been made at the beginning of the most recently ended two fiscal quarters, would be greater than zero and equal to or less than 3.0 to 1 and (ii) the Issuer Indebtedness to Consolidated Cash Flow Ratio, calculated giving pro forma effect to such Restricted Payment as if the same had been made at the beginning of the most recently ended two fiscal quarters, would be greater than zero and equal to or less than 1.5 to 1; and

          (m)  the declaration and payment of dividends or distributions to holders of any class or series of Redeemable Stock of Parent, the Issuer or any Restricted Subsidiary issued or incurred in accordance with the "Limitation on Indebtedness" covenant, provided that, except in the case of clause (a), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

        Each Restricted Payment permitted pursuant to the immediately preceding paragraph (other than (1) a Restricted Payment referred to in clause (b) thereof, (2) an exchange of Capital Stock for Capital Stock or an exchange of Indebtedness for Capital Stock referred to in clauses (c) or (d) thereof or (3) an exchange of Capital Stock referred to in clause (g) thereof) and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (c), (d) and (g) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments.

        Any Restricted Payments made other than in cash shall be valued at Fair Market Value as determined by the board of directors of Parent (whose determination shall be conclusive and evidenced by a board resolution). The amount of any Investment "outstanding" at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital, repayment of loans, and release of Guarantees, in each case of or to Parent and its Restricted Subsidiaries with respect to such Investment (up to the amount of such Investment on the date made).

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        So long as any of the notes are outstanding, Parent will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary of Parent to:

            (i)  pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by Parent or any other Restricted Subsidiary;

           (ii)  pay any indebtedness owed to Parent or any other Restricted Subsidiary;

          (iii)  make loans or advances to Parent or any other Restricted Subsidiary; or

          (iv)  transfer any of its property or assets to Parent or any other Restricted Subsidiary.

        The foregoing provisions shall not restrict any encumbrances or restrictions:

            (i)  existing on the Closing Date in the indenture, the Collateral Documents or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements, taken as a whole, are no less favorable in any material respect to the holders of the notes than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

           (ii)  contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if the encumbrance or restriction applies only in the event of a payment default or default with respect to a financial covenant contained in such Indebtedness or agreement and such encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined by Parent) and Parent determines that any such encumbrance or restriction will not materially affect the Issuer's ability to make principal or interest payments on the notes;

          (iii)  existing under or by reason of applicable law;

          (iv)  existing with respect to any Person or the property or assets of such Person acquired by Parent or any Restricted Subsidiary of Parent, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and as the same may be amended, modified, restated, renewed, supplemented, refunded, replaced or refinanced; provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings, taken as a whole, are no less favorable in any material respect to the holders of the notes than those encumbrances or restrictions that are then in effect and that are being so amended, modified, restated, renewed, supplemented, refunded, replaced or refinanced;

           (v)  in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant,

            (A)  that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is, or is subject to, a lease, purchase mortgage obligation, construction financing agreement, license, conveyance or contract or similar property or asset, including, without limitation, customary non-assignment provisions in leases, purchase money obligations and other similar agreements, in each case with respect to the property or assets subject thereto,

            (B)  existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any of property or assets of Parent or those of any Restricted Subsidiary of Parent not otherwise prohibited by the indenture, or

            (C)  arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of Parent's property or assets or those of any Restricted Subsidiary of Parent in any manner material to Parent or any Restricted Subsidiary;

          (vi)  with respect to a Restricted Subsidiary of Parent and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

         (vii)  imposed by customary provisions in joint venture agreements and similar agreements that restrict the transfer of the interest in the joint venture.

        Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent Parent or any Restricted Subsidiary of Parent from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of Parent or any of its Restricted Subsidiaries that secure Indebtedness of Parent or any of its Restricted Subsidiaries.

Limitation on the Issuance and Sale of Voting Stock of Restricted Subsidiaries

        Parent shall at all times own 100% of the Voting Stock of the Issuer. Parent will not sell, transfer, convey or otherwise dispose of and will not permit any of its Restricted Subsidiaries, directly or indirectly, to issue, transfer, convey, sell, lease or otherwise dispose of any shares of Voting Stock (including options, warrants or other rights to purchase shares of such Voting Stock) of such or any other Restricted Subsidiary to any Person except:

            (i)  to a Restricted Subsidiary of Parent;

           (ii)  issuances of director's qualifying shares, sales to foreign nationals or directors or employees of Parent or its Restricted Subsidiaries of shares of Voting Stock of non-U.S. Restricted Subsidiaries of Parent to the extent required by law or to the extent such issuances are required to obtain preferential treatment under law that does not adversely affect the rights of the holders of the notes in any material respect;

          (iii)  Voting Stock or options or other rights to acquire shares of Voting Stock (or shares of Voting Stock issued upon exercise of such options or other rights) granted to employees or directors of no more than two Restricted Subsidiaries of Parent designated by Parent and identified in an Officer's Certificate delivered to the Trustee ("Designated Subsidiaries"), pursuant to the terms of any management equity or compensation plan or stock option plan or any other management or employee benefit plan or other similar agreement or arrangement; provided, that such Voting Stock, options and other rights to acquire shares, together with the issuance of shares of Voting Stock upon the exercise thereof, shall not represent more than 5.0% of the fully diluted Voting Stock of any such Restricted Subsidiary; provided further, that if and only if any Designated Subsidiary ceases to be a Subsidiary of Parent, Parent may designate another Restricted Subsidiary in its place by identifying that Restricted Subsidiary in an Officer's Certificate delivered to the Trustee and that Restricted Subsidiary shall thereupon be deemed a Designated Subsidiary for all purposes under the indenture; and

          (iv)  issuances and sales of Voting Stock of Restricted Subsidiaries of Parent if:

            (A)  the Net Cash Proceeds from such issuance, transfer, conveyance, sale, lease or other disposition are applied in accordance with the provisions of the "Limitation on Asset Sales" covenant and

            (B)  immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary either continues to be a Restricted Subsidiary or, if such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, then any Investment in such Person remaining after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance, transfer, conveyance, sale, lease or other disposition (valued as provided in the definition of "Investment").

        Notwithstanding the foregoing, Parent or any of its Restricted Subsidiaries may sell all of the Voting Stock of a Restricted Subsidiary in compliance with the provisions of the "Limitation on Asset Sales" covenant.

Limitation on Transactions with Stockholders and Affiliates

        Parent will not, and will not permit any Restricted Subsidiary, directly or indirectly, to enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 10% or more of any class of its Capital Stock or with any Affiliate, unless:

            (i)  such transaction or series of transactions is on terms no less favorable to Parent or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate;

           (ii)  if such transaction or series of transactions involves aggregate consideration in excess of $10.0 million, then such transaction or series of transactions is approved by a majority of the board of directors of Parent, including the approval of a majority of the independent, disinterested directors, and is evidenced by a resolution of the board of directors; and

          (iii)  if such transaction or series of transactions involves aggregate consideration in excess of $25.0 million, then Parent or such Restricted Subsidiary will deliver to the Trustee a written opinion as to the fairness to Parent or such Restricted Subsidiary of such transaction from a financial point of view from a nationally recognized investment banking firm (or, if an investment banking firm is generally not qualified to give such an opinion, by a nationally recognized appraisal firm or accounting firm). Any such transaction or series of transactions shall be conclusively deemed to be on terms no less favorable to Parent or such Restricted Subsidiary than those that could be obtained in an arm's-length transaction if such transaction or transactions are approved by a majority of the board of directors of Parent, including a majority of the independent, disinterested directors, and are evidenced by a resolution of the board of directors of Parent.

        The foregoing limitation does not limit, and will not apply to:

          (a)   any transaction between Parent and any of its Restricted Subsidiaries or between Restricted Subsidiaries;

          (b)   the payment of reasonable and customary regular fees to directors of Parent or any of its Restricted Subsidiaries who are not its employees and Indemnification Arrangements entered into by Parent or any of its Restricted Subsidiaries and approved by the board of directors of Parent;

          (c)   any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant and any Permitted Investment other than a Permitted Investment made pursuant to clause (ix) of the definition thereof;

          (d)   transactions provided for in the Employment Agreement as in effect on the Closing Date;

          (e)   loans and advances to employees of Parent or any Restricted Subsidiary not exceeding at any one time outstanding $5.0 million in the aggregate, in the ordinary course of business and in accordance with past practice;

          (f)    any issuance of shares of Capital Stock (other than Redeemable Stock) of Parent and any options, warrants or other rights to acquire such Capital Stock;

          (g)   any issuance or sale of shares of Capital Stock (other than Redeemable Stock) of a Designated Subsidiary and any options, warrants or other rights to acquire such Capital Stock, in each case made in accordance with clause (iii) of the "Limitation on the Issuance and Sale of Voting Stock of Restricted Subsidiaries" covenant;

          (h)   any employment arrangements entered into by Parent or any of its Restricted Subsidiaries in the ordinary course of business and approved by the board of directors of Parent; and

          (i)    any tax-sharing agreement, and payments or other transactions pursuant thereto, between Parent and any other Person with which Parent files a consolidated tax return or with which Parent is part of a consolidated group for tax purposes, in each case approved by the board of directors of Parent.

Limitation on Liens

        Under the terms of the indenture, Parent will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any of its assets or properties of any character (including, without limitation, licenses and trademarks), or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary of Parent, without making effective provision for all of the notes and Guarantees and all other amounts due under the indenture to be directly secured equally and ratably with (or prior to) the obligation or liability secured by such Lien.

Limitation on Asset Sales

        Parent will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale unless (i) Parent or the Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the Fair Market Value of the assets sold or disposed of as determined by the good-faith judgment of the board of directors of Parent, which determination, in each case where such Fair Market Value is greater than $10.0 million, will be evidenced by a board resolution and (ii) at least 75% of the consideration received for such sale or other disposition consists of cash or cash equivalents, Marketable Securities or the assumption of unsubordinated Indebtedness.

        Parent shall, or shall cause the relevant Restricted Subsidiary to, within 360 days after the date of receipt of the Net Cash Proceeds from an Asset Sale, (i) (A) apply an amount equal to such Net Cash Proceeds to permanently reduce, repay, redeem or repurchase unsubordinated Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer that is not a Guarantor, in each case owing to a Person other than Parent or any of its Restricted Subsidiaries; provided that if such unsubordinated Indebtedness (other than secured Indebtedness under any Credit Facility) is pari passu with the notes, then the Issuer will ratably reduce, repay, redeem or repurchase Indebtedness under the notes, or (B) invest an equal amount, or the amount not so applied pursuant to clause (A), in long-term property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Issuer and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the board of directors of Parent, whose determination shall be conclusive and evidenced by a board resolution) and (ii) apply (no later than the end of the 360-day period referred to above) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of this "Limitation on Asset Sales" covenant. The amount of such Net Cash Proceeds required to be applied (or to be committed to be applied) during such 360-day period referred to above in the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

        If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $15.0 million, the Issuer must, not later than the 45th Business Day thereafter, make an offer (an Excess Proceeds Offer) to purchase from the holders on a pro rata basis an aggregate principal amount of notes equal to the Proportionate Share of the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the notes, plus, in each case, accrued and unpaid interest to the date of purchase (the "Excess Proceeds Payment").

        The Issuer shall commence an Excess Proceeds Offer by mailing a notice to the Trustee and each holder stating:

            (i)  that the Excess Proceeds Offer is being made pursuant to this "Limitation on Asset Sales" covenant and that all notes validly tendered will be accepted for payment on a pro rata basis;

           (ii)  the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Excess Proceeds Payment Date");

          (iii)  that any note not tendered will continue to accrue interest pursuant to its terms;

          (iv)  that, unless the Issuer defaults in the payment of the Excess Proceeds Payment, any note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Excess Proceeds Payment Date;

           (v)  that holders electing to have a note purchased pursuant to the Excess Proceeds Offer will be required to surrender the note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date;

          (vi)  that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of notes delivered for purchase and a statement that such holder is withdrawing his election to have such notes purchased; and

         (vii)  that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $1,000 or integral multiples thereof.

        On the Excess Proceeds Payment Date, the Issuer shall:

            (i)  accept for payment on a pro rata basis notes or portions thereof tendered pursuant to the Excess Proceeds Offer up to the Proportionate Share of such Excess Proceeds;

           (ii)  deposit with the paying agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and

          (iii)  deliver, or cause to be delivered, to the Trustee all notes or portions thereof so accepted together with an officer's certificate specifying the notes or portions thereof accepted for payment by the Issuer.

        The paying agent promptly shall mail to the holders of notes so accepted payment in an amount equal to the purchase price, and the Trustee promptly shall authenticate and mail to such holders a new note equal in principal amount to any unpurchased portion of the note surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Issuer will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of this "Limitation on Asset Sales" covenant, the Trustee shall act as the paying agent.

        The Issuer will comply with Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that it receives such Excess Proceeds under this "Limitation on Asset Sales" covenant and it is required to repurchase notes as described above.

Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries

        Parent will not permit any of its Restricted Subsidiaries other than the Issuer, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of Parent or the Issuer, other than Indebtedness under Credit Facilities incurred under clauses (i) and (ii) of the "Limitation on Indebtedness" covenant, unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a Guarantee of the notes on terms substantially similar to the guarantee of such Indebtedness, except that if such Indebtedness is by its express terms subordinated in right of payment to the notes, any such assumption, Guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's assumption, Guarantee or other liability with respect to the notes substantially to the same extent as such Indebtedness is subordinated to the notes and (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Obligors or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee.

        Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary may provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of Parent, of all of Parent's and each Restricted Subsidiary's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the indenture), (ii) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the indenture, or (iii) the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee.

Business of the Company

        Parent will not, and will not permit any Restricted Subsidiary to, be principally engaged in any business or activity other than a Permitted Business.

Provision of Financial Statements and Reports

        Parent will file on a timely basis with the Securities Exchange Commission, to the extent such filings are accepted by the Commission and whether or not it has a class of securities registered under the Securities Exchange Act of 1934, the annual reports, quarterly reports and other documents that it would be required to file if it were subject to Section 13 or 15 of the Exchange Act which annual reports and quarterly reports must include the condensed consolidating financial information with respect to the Issuer required by Rule 3-10 of Regulation S-X. All such annual reports shall include the geographic segment financial information contemplated by Item 101(d) of Regulation S-K under the Securities Act of 1933 and all such quarterly reports shall provide the same type of interim financial information that, as of the date of the indenture, currently is its practice to provide. Parent also will be required (a) to file with the Trustee, and provide to each holder, without cost to such holder, copies of such reports and documents within 15 days after the date on which it files such reports and documents with the Commission or the date on which it would be required to file such reports and documents if it were so required, provided that for purposes of this clause (a), such reports and documents shall be deemed to have been furnished if they are electronically available via the SEC's EDGAR System, and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at its cost copies of such reports and documents to any prospective holder promptly upon request.

Repurchase of Notes upon a Change of Control

        Upon the occurrence of a Change of Control, each holder shall have the right to require the Issuer to repurchase all or any part of its notes at a purchase price in cash pursuant to the offer described below (the "Change of Control Offer") equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of holders of record to receive interest on the relevant interest payment date) (the "Change of Control Payment").

        Within 45 days following any Change of Control, the Issuer will mail a notice to the Trustee and each holder stating:

            (i)  that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this "Repurchase of Notes upon a Change of Control" covenant and that all notes validly tendered will be accepted for payment;

           (ii)  the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date");

          (iii)  that any note not tendered will continue to accrue interest pursuant to its terms;

          (iv)  that, unless the Issuer defaults in the payment of the Change of Control Payment, any note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

           (v)  that holders electing to have any note or portion thereof purchased pursuant to the Change of Control Offer will be required to surrender such note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day immediately preceding the Change of Control Payment Date;

          (vi)  that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such holder, the principal amount of notes delivered for purchase and a statement that such holder is withdrawing his election to have such notes purchased; and

         (vii)  that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $1,000 or integral multiples thereof.

        On the Change of Control Payment Date, the Issuer shall:

            (i)  accept for payment notes or portions thereof tendered pursuant to the Change of Control Offer;

           (ii)  deposit with the paying agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and

          (iii)  deliver, or cause to be delivered, to the Trustee, all notes or portions thereof so accepted together with an officer's certificate specifying the notes or portions thereof accepted for payment by the Issuer.

        The paying agent promptly shall mail, to the holders of notes so accepted, payment in an amount equal to the purchase price, and the Trustee promptly shall authenticate and mail to such holders a new note equal in principal amount of any unpurchased portion of the notes surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Issuer will announce publicly the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this "Repurchase of Notes upon a Change of Control" covenant, the Trustee shall act as paying agent.

        The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchase all notes validly tendered and not withdrawn under such Change of Control Offer.

        The Issuer will comply with Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control occurs and it is required to repurchase the notes under this "Repurchase of Notes upon a Change of Control" covenant.

        If Parent or the Issuer is unable to repay all of its indebtedness that would prohibit repurchase of the notes or is unable to obtain the consents of the holders of its indebtedness, if any, outstanding at the time of a Change of Control whose consent would be so required to permit the repurchase of notes, then it will have breached such covenant. The Issuer's failure to repurchase notes at the conclusion of the Change of Control Offer will constitute an Event of Default without any waiting period or notice requirements.

        There can be no assurances that the Issuer will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of notes) required by the foregoing covenant (as well as may be contained in other of its securities which might be outstanding at the time). The above covenant requiring the Issuer to repurchase the notes will, unless the consents referred to above are obtained, require Parent and the Issuer to repay all indebtedness then outstanding which by its terms would prohibit such note repurchase, either prior to or concurrently with such note repurchase.

Consolidation, Merger and Sale of Assets

        Neither of the Obligors will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into such Obligor and it will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of such Obligor's properties and assets or of such Obligor and its Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless:

            (i)  such Obligor will be the continuing Person, or the Person (if other than such Obligor) formed by such consolidation or into which it is merged or that acquired or leased such property and assets of such Obligor will be a corporation, partnership or trust organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume (i) by a supplemental indenture, executed and delivered to the Trustee, all of such Obligor's obligations with respect to the notes or the Guarantee, as the case may be, and under the indenture, (ii) all of such Obligor's obligations under the registration rights agreement pursuant to an agreement or agreements reasonably satisfactory to the Trustee and (iii) if such Obligor is Parent, all of the Obligations of Parent under the Collateral Documents pursuant to agreements or other documents reasonably satisfactory to the Trustee;

           (ii)  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii)  immediately after giving effect to such transaction on a pro forma basis (A) in the case of Parent, or any Person becoming the successor obligor to Parent with respect to its Guarantee of the notes, as the case may be, could Incur at least $1.00 of Indebtedness under clause (i) of paragraph (a) of the "Limitation on Indebtedness" covenant and (B) in the case of the Issuer, or any Person becoming the successor obligor to the Issuer with respect to the notes, as the case may be, could Incur at least $1.00 of Indebtedness under clause (ii) of paragraph (a) of the "Limitation on Indebtedness" covenant; and

          (iv)  such Obligor delivers to the Trustee an officer's certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and opinion of counsel stating that such consolidation, merger or transfer and, if required in connection with such transaction, the related supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clause (iii) above does not apply if, in the good faith determination of the board of directors of Parent or the Issuer, as the case may be, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change its state of incorporation; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

        Notwithstanding the foregoing paragraph, (A) the Issuer will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, Parent, (B) Parent shall not consolidate with, merger with on into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, the Issuer, and (C) at no time shall Parent have any direct Investment in any Restricted Subsidiary other than its ownership of the Voting Stock of the Issuer, provided that the covenant in this clause (C) shall not be deemed to be violated in respect of any Contingently Transferable Subsidiary or any of its Subsidiaries (existing on the Closing Date or thereafter created or acquired) prior to that Contingently Transferable Subsidiary becoming a Subsidiary of the Issuer, provided that no Subsidiary of a Contingently Transferable Subsidiary is or becomes a direct Subsidiary of Parent.

Events of Default

        The following events will be defined as "Events of Default" in the indenture:

          (a)   default in the payment of interest or Additional Interest, if any, on the notes when due and payable and continuance of such default for a period of 30 days;

          (b)   default in the payment of principal of (or premium, if any, on) any note at its Stated Maturity, upon acceleration, redemption or otherwise;

          (c)   default in the payment of principal or interest or Additional Interest, if any, on notes required to be purchased pursuant to an Excess Proceeds Offer as described under "—Limitation on Asset Sales" or pursuant to a Change of Control Offer as described under "—Repurchase of Notes upon a Change of Control";

          (d)   failure to perform or comply with the provisions described under "—Consolidation, Merger and Sale of Assets";

          (e)   default in the performance of or breach of any other covenants or agreements in the indenture, under the notes or in the Collateral Documents (other than a default specified in clause (a), (b), (c) or (d) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of the notes;

          (f)    there occurs with respect to any issue or issues of Indebtedness of Parent or any of its Restricted Subsidiaries having an outstanding principal amount of $25.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created:

             (I)  an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled by the earlier of:

              (x)   the expiration of any applicable grace period; or

              (y)   the thirtieth day after such acceleration and/or

            (II)  the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended by the earlier of:

              (x)   the expiration of any applicable grace period; or

              (y)   the thirtieth day after such default;

          (g)   (I) except as permitted by the Collateral Documents, any amendments thereto and the provisions of the indenture, any of the Collateral Documents ceases to be in full force and effect or ceases to be effective, in all material respects, to create the Lien purported to be created in the Collateral in favor of the holders for 30 days after notice to Parent or the Issuer, (II) Parent or the Issuer challenges in writing the Lien on the Collateral under the Collateral Documents prior to the time that the Liens on the Collateral are to be released or (III) Parent or the Issuer asserts in writing that any of the Collateral Documents is invalid or unenforceable, other than in accordance with its terms;

          (h)   any final judgment or order (not covered by insurance) for the payment of money in excess of $25.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against Parent or any of its Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (i)    a court having jurisdiction in the premises enters a decree or order for:

            (A)  relief in respect of Parent, the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

            (B)  appointment of a receiver, liquidator, assignee, custodian, Trustee, sequestrator or similar official of Parent, the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of any of Parent, the Issuer or any Significant Subsidiary; or

            (C)  the winding up or liquidation of the affairs of Parent, the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

          (j)    Parent, the Issuer or any Significant Subsidiary:

            (A)  commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

            (B)  consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, Trustee, sequestrator or similar official of Parent, the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of any of Parent, the Issuer or any Significant Subsidiary; or

            (C)  effects any general assignment for the benefit of creditors; or

          (k)   the Guarantee of Parent or any Guarantee of a Restricted Subsidiary of Parent that is a Significant Subsidiary, if any, ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor denies or disaffirms its obligations under the indenture.

        If an Event of Default (other than an Event of Default specified in clause (i) or (j) above) occurs and is continuing under the indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the notes, then outstanding, by written notice to the Issuer (and to the Trustee if such notice is given by the holders), may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued but unpaid interest and Additional Interest, if any, on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest and liquidation damages, if any, shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (f) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by Parent or the Issuer and countersigned by the holders of such Indebtedness or a Trustee, fiduciary or agent for such holders, within 60 days after such declaration of acceleration in respect of the notes, and no other Event of Default has occurred during such 60-day period which has not been cured or waived during such period. If an Event of Default specified in clause (i) or (j) above occurs, the principal of, premium, if any, and accrued interest and Additional Interest, if any, on the notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder. The holders of at least a majority in principal amount of the outstanding notes, by written notice to the Issuer and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if, among other things, (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued and unpaid interest and Additional Interest, if any, on the notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission, in the opinion of counsel, would not conflict with any judgment or decree of a court of competent jurisdiction.

        The holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes. No holder may pursue any remedy with respect to the indenture or the notes unless:

            (i)  the holder gives the Trustee written notice of a continuing Event of Default;

           (ii)  the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the Trustee to pursue the remedy;

          (iii)  such holder or holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

          (iv)  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

           (v)  during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the Trustee a direction that is inconsistent with the request.

        However, such limitations do not apply to the right of any holder of a note to receive payment of the principal of, premium, if any, or interest or Additional Interest, if any, on, such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the holder.

        The indenture will require certain of the officers of the Obligors to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of their activities and performance under the indenture and that the Obligors have fulfilled all obligations thereunder or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. We also will be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the indenture.

Defeasance or Covenant Defeasance of Indenture

        At the option of the Issuer and at any time, it may elect to have its obligations upon the notes discharged with respect to the outstanding notes ("defeasance"). Such defeasance means that the Issuer will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes and to have satisfied all its other obligations under such notes and the indenture insofar as such notes are concerned except for:

            (i)  the rights of holders of outstanding notes to receive payments (solely from monies deposited in trust) in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on such notes when such payments are due;

           (ii)  the Issuer's obligations to issue temporary notes, register the transfer or exchange of any notes, replace mutilated, destroyed, lost or stolen notes, maintain an office or agency for payments in respect of the notes and segregate and hold such payments in trust;

          (iii)  the rights, powers, trusts, duties and immunities of the Trustee; and

          (iv)  the defeasance provisions of the indenture.

        In addition, at the option of the Issuer and at any time, it may elect to have its and Parent's obligations released with respect to certain covenants set forth in the indenture, and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the notes ("covenant defeasance").

        In order to exercise either defeasance or covenant defeasance,

            (i)  the Issuer must deposit or cause to be deposited irrevocably with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the notes, cash in United States dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium if any, and interest and Additional Interest, if any, on the outstanding notes on the Stated Maturity (or upon redemption, if applicable) of such principal, premium, if any, or installment of interest;

           (ii)  no Default or Event of Default with respect to the notes will have occurred and be continuing on the date of such deposit or, insofar as an event of bankruptcy under clauses (h) or (i) of "Events of Default" above is concerned, at any time during the period ending on the 123rd day after the date of such deposit;

          (iii)  such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which the Issuer is a party or by which it is bound;

          (iv)  in the case of defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel stating that it has received from, or there has been published by, the Internal Revenue Service a ruling, or since the Closing Date, there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

           (v)  in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (vi)  the Issuer shall have delivered to the Trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Modification and Waiver

        Modifications and amendments of the indenture may be made by the Obligors and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:

            (i)  change the Stated Maturity of the principal of, or any installment of interest on, any note;

           (ii)  reduce the principal amount of, or premium or Additional Interest, if any, or interest on any note or extend the time for payment of interest on, or alter the redemption provisions of, any note;

          (iii)  change the currency of payment of principal of, or premium if any, or interest on any note;

          (iv)  impair the right of any holder of the notes to receive payment of, principal of and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note;

           (v)  reduce the above-stated percentage of outstanding notes the consent of whose holders is necessary to modify or amend the indenture;

          (vi)  amend or modify any of the provisions of the Collateral Documents in any manner adverse to the holders of the notes or release any of the Collateral from the Liens under the Collateral Documents except (a) in accordance with the terms of such documents and the indenture or (b) as permitted by the following paragraph;

         (vii)  modify any provision of any Guarantee of the notes in a manner adverse to the holders of the notes;

        (viii)  waive a default in the payment of principal of, premium, if any, or accrued and unpaid interest or Additional Interest, if any, on the notes; or

          (ix)  reduce the percentage or aggregate principal amount of outstanding notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

        Notwithstanding the preceding paragraph, without the consent of any holder of notes, the Obligors and the Trustee may amend or supplement the indenture or the notes:

            (i)  to cure any ambiguity, defect or inconsistency;

           (ii)  to provide for uncertificated notes in addition to or in place of certificated notes;

          (iii)  to provide for the assumption of an Obligor's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Obligor's assets;

          (iv)  to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture or the Collateral Documents of any such holder or to confirm and evidence the release, termination or discharge of any Lien securing the parent guarantee which release, termination or discharge is permitted by the indenture and the Collateral Documents;

           (v)  to provide for the release of a Guarantee of the notes by a Restricted Subsidiary of the Issuer which release is otherwise permitted under the indenture and would not result in a default or Event of Default under the indenture;

          (vi)  to conform the text of the indenture or the notes to any provision of this description of the notes to the extent that such provision was intended to be a verbatim recitation of the text of this description of the notes;

         (vii)  to provided for a successor Trustee in accordance with the terms of the indenture;

        (viii)  to provide for the issuance of additional notes in accordance with the provisions set forth in the indenture; or

          (ix)  to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

        Amendments to the Collateral Documents will be made in accordance with their terms.

Governing Law and Submission to Jurisdiction

        The notes and the indenture will be governed by the laws of the State of New York. The Obligors and the Trustee will submit to the jurisdiction of the U.S. federal and New York state courts located in the Borough of Manhattan, City and State of New York for purposes of all legal actions and proceedings instituted in connection with the notes and the indenture.

Concerning the Trustee

        The indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Obligors, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the indenture. Reference is made to the indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided.

        "Acquired Indebtedness" is defined to mean Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of an Obligor or assumed in connection with an Asset Acquisition by an Obligor or a Restricted Subsidiary of an Obligor and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary of an Obligor or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or upon the consummation of the transactions by which such Person becomes a Restricted Subsidiary of an Obligor or such Asset Acquisition shall not be Indebtedness.

        "Affiliate" is defined to mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of the indenture "Affiliate" shall be deemed to include Mr. K. Paul Singh.

        "Asset Acquisition" is defined to mean (i) an investment by Parent or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of Parent or shall be merged into or consolidated with Parent or any of its Restricted Subsidiaries or (ii) an acquisition by Parent or any of its Restricted Subsidiaries of the property and assets of any Person other than Parent or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

        "Asset Disposition" is defined to mean the sale or other disposition by Parent or any of its Restricted Subsidiaries (other than to Parent or another of its Restricted Subsidiaries) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary of Parent or (ii) all or substantially all of the assets that constitute a division or line of business of Parent or any of its Restricted Subsidiaries.

        "Asset Sale" is defined to mean any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by Parent or any of its Restricted Subsidiaries to any Person other than Parent or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Subsidiary of Parent, (ii) all or substantially all of the property and assets of an operating unit or business of Parent or any of its Restricted Subsidiaries or (iii) any other property and assets of Parent or any of its Restricted Subsidiaries outside the ordinary course of business of Parent or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of assets of Parent or the Issuer and which, in the case of any of clause (i), (ii) or (iii) above, whether in one transaction or a series of related transactions, (a) have a Fair Market Value in excess of $5.0 million or (b) are for net proceeds in excess of $5.0 million; provided that (i) sales or other dispositions of inventory, receivables, Marketable Securities and other current assets in the ordinary course of business; (ii) grants of leases or licenses in the ordinary course of business; (iii) any sale, transfer, assignment or other disposition of property that is damaged, worn-out, obsolete or no longer suitable for use in the ordinary course of business; (iv) sales or other dispositions of assets for consideration at least equal to the Fair Market Value (as determined in good faith by the board of directors of Parent, whose determination shall be conclusive and evidenced by a board resolution) of the assets sold or disposed of, to the extent that the consideration received would constitute property or assets of the kind described in clause (i)(B) of the second paragraph of the "Limitation on Asset Sales" covenant; (v) grants of Voting Stock or options or other rights to acquire shares of Voting Stock (or issuances of Voting Stock upon the exercise of such options or other rights) made to employees or directors as described in clause (iii) of the "Limitation on the Issuance and Sale of Voting Stock of Restricted Subsidiaries" covenant; and (vi) issuances of Capital Stock by Unrestricted Subsidiaries of Parent, shall not be included within the meaning of "Asset Sale."

        "Average Life" is defined to mean, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or Richmond, Virginia are authorized or obligated by law or executive order to close.

        "Capital Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the date of the indenture, including, without limitation, all Common Stock and Preferred Stock.

        "Capitalized Lease" is defined to mean, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligation" is defined to mean the discounted present value of the rental obligations under such lease.

        "Change of Control" is defined to mean such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the then outstanding Voting Stock of Parent on a fully diluted basis; (ii) individuals who at the beginning of any period of two consecutive calendar years constituted the board of directors of Parent (together with any directors who are members of the board of directors on the date hereof and any new directors whose election by the board of directors or whose nomination for election by Parent' stockholders was approved by a vote of at least two-thirds of the members of the board of directors then still in office who either were members of the board of directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such board of directors then in office; (iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole to any such "person" or "group" (other than to Parent or a Restricted Subsidiary); (iv) the merger or consolidation of Parent with or into another corporation or the merger of another corporation with or into Parent with the effect that immediately after such transaction any such "person" or "group" of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the total voting power of the then outstanding Voting Stock of the surviving corporation; (v) the adoption of a plan relating to the liquidation or dissolution of Parent or the Issuer; or (vi) Parent shall fail to own 100% of the issued and outstanding Voting Stock of the Issuer.

        "Closing Date" is defined to mean the date of the indenture.

        "Collateral" is defined to mean all of the property from time to time in which Liens are purported to be granted to secure the notes pursuant to the Collateral Documents, and all proceeds thereof.

        "Collateral Documents" means, collectively, and all security documents hereafter delivered to the collateral agent granting a Lien on any property of Parent to secure its obligations under the notes and the indenture, as amended, amended and restated, modified, renewed, replaced or restructured from time to time.

        "Common Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of the indenture, including, without limitation, all series and classes of such common stock.

        "Consolidated Cash Flow" is defined to mean, with respect to an Obligor, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes, to the extent such amount was deducted in calculating Consolidated Net Income

(other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Consolidated Net Income, and (vi) all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period), less all non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for such Obligor and its Restricted Subsidiaries in conformity with GAAP.

        "Consolidated Fixed Charges" is defined to mean, for any period, Consolidated Interest Expense plus dividends declared and payable on Preferred Stock of Parent and its Restricted Subsidiaries.

        "Consolidated Interest Expense" is defined to mean, with respect to an Obligor, for any period, the aggregate amount of interest in respect of Indebtedness (including capitalized interest, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and interest on Indebtedness that is Guaranteed or secured by such Obligor or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by such Obligor and its Restricted Subsidiaries during such period.

        "Consolidated Net Income" is defined to mean, with respect to an Obligor, for any period, the aggregate consolidated net income (or loss) of such Obligor and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described above, the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with such Obligor or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by such Obligor or any of its Restricted Subsidiaries; (ii) any gains or losses (on an after-tax basis) attributable to Asset Sales by such Obligor or any of its Restricted Subsidiaries; (iii) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described above, any amount paid or accrued as dividends on Preferred Stock of such Obligor or Preferred Stock of any Restricted Subsidiary owned by Persons other than such Obligor and any of its Restricted Subsidiaries; (iv) all extraordinary gains and extraordinary losses; and (v) the net income (or loss) of any Person (other than net income (or loss) attributable to a Restricted Subsidiary of such Obligor) in which any Person (other than Parent or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Obligor or any of its Restricted Subsidiaries by such other Person during such period.

        "Contingently Transferable Subsidiaries" is defined to mean all of the direct Subsidiaries of Parent (other than the Issuer) as of the Closing Date, namely PTI and TresCom International, Inc.

        "Credit Facilities" is defined to mean one or more credit agreements, debt facilities, indentures or commercial paper facilities with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities financings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Currency Agreement" is defined to mean any foreign exchange contract, currency swap agreement and any other arrangement and agreement designed to provide protection against fluctuations in currency values.

        "Default" is defined to mean any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Eligible Accounts Receivable" is defined to mean the accounts receivables (net of any reserves and allowances for doubtful accounts in accordance with GAAP) of any Person that are not more than 60 days past their due date and that were entered into in the ordinary course of business on normal payment terms as shown on the most recent consolidated balance sheet of such Person filed with the Securities and Exchange Commission, all in accordance with GAAP.

        "Eligible Institution" is defined to mean a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A-3" or higher or "A-" or higher according to Moody's Investors Service, Inc. or Standard & Poor's Ratings Group (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)) respectively, at the time as of which any investment or rollover therein is made.

        "Employment Agreement" is defined to mean the employment agreement between Parent and Mr. K. Paul Singh, dated June 1994.

        "Equity Offering" is defined to mean a private or public offering or sale for cash of the Common Stock of Parent.

        "Existing Indebtedness" is defined to mean Indebtedness of Parent or its Restricted Subsidiaries outstanding on the date of the indenture.

        "Fair Market Value" is defined to mean, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

        "GAAP" is defined to mean generally accepted accounting principles in the United States of America as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

        "Government Securities" is defined to mean direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged.

        "Guarantee" is defined to mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantor" means (A) Parent and (B) each Restricted Subsidiary of Parent (other than the Issuer) that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the indenture as a Guarantor as described in "—Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries" or in any other manner permitted by the terms of the indenture.

        "Incur" is defined to mean, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person (unless such Person is an Unrestricted Subsidiary); provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

        "Indebtedness" is defined to mean, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination and, with respect to any Restricted Subsidiary that is not a Guarantor, any Preferred Stock; and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes.

        "Indemnification Arrangements" is defined to mean provisions in the bylaws or other charter or organizational documents of Parent or any of its Restricted Subsidiaries or agreements, in each case providing for the indemnification of directors, officers, employees, consultants and agents of Parent or any of its Restricted Subsidiaries in the ordinary course of business.

        "Interest Rate Agreement" is defined to mean interest rate swap agreements, interest rate cap agreements, interest rate insurance, and other arrangements and agreements designed to provide protection against fluctuations in interest rates.

        "Investment" in any Person is defined to mean any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of Parent or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary," the "Limitation on Restricted Payments" covenant and the "Limitation on Issuance and Sale of Voting Stock of Restricted Subsidiaries" covenant described above, (i) "Investment" shall include (a) the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary of Parent at the time that such Restricted Subsidiary of Parent is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of Parent and (b) the Fair Market Value, in the case of a sale of Voting Stock in accordance with the "Limitation on the Issuance and Sale of Voting Stock of Restricted Subsidiaries" covenant such that a Person no longer constitutes a Restricted Subsidiary, of the Voting Stock and other Investments in such Person not sold or disposed of and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined by the board of directors in good faith.

        "Lien" is defined to mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

        "Marketable Securities" is defined to mean: (i) Government Securities that have a remaining weighted average life to maturity of not more than 18 months from the date of Investment therein; (ii) any time deposit account, money market deposit and certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (iii) commercial paper maturing not more than 180 days after the date of acquisition issued by a corporation (other than an Affiliate of Parent) with a rating, at the time as of which any investment therein is made, of "P-1" or higher according to Moody's Investors Service, Inc., or "A-1" or higher according to Standard & Poor's Rating Group (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); (iv) any banker's acceptance or money market deposit accounts issued or offered by an Eligible Institution; (v) repurchase obligations with a term of not more than 30 days for Government Securities entered into with an Eligible Institution; and (vi) any fund 95% of the assets of which consist of investments of the types described in clauses (i) through (v) above.

        "Net Cash Proceeds" is defined to mean, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to Parent or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of, without duplication, (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale and any relocation or severance expenses incurred as a result thereof, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of Parent and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale, (iv) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale; (v) appropriate amounts to be provided by Parent or any of its Restricted Subsidiaries as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, and (vi) any reserves that the board of directors of Parent determines in good faith should be made in respect of the sale price of the property or assets subject to such Asset Sale for post-closing adjustments, provided that upon resolution of any such adjustments any reserves, to the extent such reserves exceed any amounts paid as a result of such adjustment, shall become Net Cash Proceeds; and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to Parent or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Permitted Business" is defined to mean the business of (i) transmitting, or providing services, including consulting services, relating to the transmission of, voice, video or data through owned or leased transmission facilities or through wireless or internet protocols and facilities, (ii) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in clause (i) or (ii) above; provided that the determination of what constitutes a Permitted Business shall be made in good faith by the board of directors of Parent, whose determination shall be conclusive and evidenced by a board resolution.

        "Permitted Investment" is defined to mean (i) an Investment in a Restricted Subsidiary of Parent or a Person which will, upon the making of such Investment, become a Restricted Subsidiary of Parent or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, Parent or a Restricted Subsidiary of Parent; (ii) any Investment in Marketable Securities; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans or advances to employees made in the ordinary course of business in accordance with past practice of Parent or its Restricted Subsidiaries and that do not in the aggregate exceed $5.0 million at any time outstanding; (v) stock, obligations or securities received in satisfaction of judgments or received in connection with the restructuring or workout of obligations of, or the bankruptcy of, suppliers, or customers, or received pursuant to a plan of reorganization of any supplier or customer in settlement of delinquent obligations or disputes with customers or suppliers; (vi) any Investments arising under Currency Agreements and Interest Rate Agreements designed solely to protect Parent or any of its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates; (vii) any of the notes; (viii) Investments in any Person or Persons received as consideration for Asset Sales by Parent or any of its Restricted Subsidiaries to the extent permitted under the "Limitation on Asset Sales" covenant; (ix) Investments in any Person at any one time outstanding (measured on the date each such Investment was made without giving effect to subsequent changes in value) in an aggregate amount not to exceed 10.0% of Parent' total consolidated assets; (x) an Investment in no more than one entity identified in an Officer's Certificate delivered to the Trustee equal to the excess of (i) the Fair Market Value of the Voting Stock and other Investments remaining in such entity upon the date it no longer constitutes a Restricted Subsidiary over (ii) the amount that would then be permitted to be made as a Restricted Payment or Permitted Investment under the "Limitation on Restricted Payments" covenant and this definition of "Permitted Investments"; provided that the amount of such excess shall be included in calculating whether the conditions of clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments; and (xi) Investments existing on the Closing Date.

        "Permitted Liens" is defined to mean (i) Liens for taxes, assessments, governmental charges or claims that are not yet delinquent that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, trade contracts, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of Parent or any of its Restricted Subsidiaries, taken as a whole; (vi) Liens (including extensions and renewals thereof) upon real or personal property purchased or leased after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing indebtedness Incurred in compliance with the "Limitation on Indebtedness" covenant (1) to finance the cost (including the cost of design, development, construction, acquisition, installation, improvement or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of Parent and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of Parent or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of Parent or any Restricted Subsidiary other than the property or assets acquired and were not created in contemplation of such transaction; (xii) Liens in favor of Parent or any Restricted Subsidiary; (xiii) Liens arising from the rendering of an interim or final judgment or order against Parent or any Restricted Subsidiary of Parent that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits and other Liens that are either within the general parameters customary in the industry or incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Parent or any of its Restricted Subsidiaries in the ordinary course of business in accordance with past practice of Parent and its Restricted Subsidiaries prior to the Closing Date; (xviii) Liens existing on the Closing Date or securing the notes or any Guarantee of the notes and Liens on the Collateral equally and ratably securing the October 1999 senior notes as and to the extent required by the indenture governing the October 1999 senior notes; (xix) Liens granted after the Closing Date on any assets or Capital Stock of Parent or its Restricted Subsidiaries created in favor of the holders of the notes; (xx) Liens securing Indebtedness which is incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iv) of paragraph (b) of the "Limitation on Indebtedness" covenant; provided that such Liens do not extend to or cover any property or assets of Parent or any Restricted Subsidiary of Parent other than the property or assets or, in the case of accounts receivables and inventories and to the extent covered by the terms of the Indebtedness being refinanced, properties or assets of the same category as the property or assets, securing the Indebtedness being refinanced; (xxi) Liens on the property or assets of a Restricted Subsidiary of the Issuer that is not a Guarantor securing Indebtedness of such Restricted Subsidiary which Indebtedness is permitted under the indenture; (xxii) Liens securing Indebtedness under Credit Facilities incurred in compliance with clauses (i) and (ii) of paragraph (b) of the "Limitation on Indebtedness" covenant; (xxiv) Liens securing Indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing, in each case to the extent such Liens are on the pollution control or abatement facilities or other property being constructed, installed or financed; (xxv) Liens extending, renewing or replacing any of the foregoing Liens, provided that the principal amount of Indebtedness or other obligation secured by such Lien is not increased or the maturity thereof shortened and such Lien is not extended to cover additional Indebtedness, obligations or property (other than, in the case of accounts receivables and inventories, property of the same category to the extent the terms of the Lien being extended, renewed or replaced extended to or covered such category of property); and (xxvi) Liens on any proceeds (including without limitation insurance, condemnation, eminent domain and analogous proceeds) or products of any property or assets a Lien over which is a Permitted Lien as referred to in clauses (i) through (xxv) above.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Preferred Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of the indenture, including, without limitation, all series and classes of such preferred or preference stock.

        "Pro Forma Consolidated Cash Flow" is defined to mean, with respect to an Obligor, for any period, the Consolidated Cash Flow of such Obligor for such period calculated on a pro forma basis to give effect to any Asset Disposition or Asset Acquisition (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) by such Obligor during such period as if such Asset Disposition or Asset Acquisition had taken place on the first day of such period.

        "Proportionate Share" is defined to mean, as of any date of calculation, an amount equal to (i) the outstanding principal amount of notes as of such date, divided by (ii) the sum of the outstanding principal amount of notes as of such date plus the outstanding principal amount as of such date of all other Indebtedness (other than Subordinated Indebtedness) of the Issuer the terms of which obligate the Issuer to make a purchase offer in connection with the relevant Excess Proceeds or the Asset Sale giving rise thereto; provided that if the terms of such other Indebtedness do not provide for proration of the amount of such Indebtedness to be purchased with Excess Proceeds, the "Proportionate Share" in respect of the notes may be zero.

        "Purchase Money Obligations" is defined to mean, with respect to each Person, obligations, other than those under Capitalized Leases, Incurred or assumed in the ordinary course of business in connection with the purchase of property to be used in the business of such Person.

        "Redeemable Stock" is defined to mean any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described above and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer's offer to repurchase such notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described above.

        "Restricted Subsidiary," with respect to any Obligor, is defined to mean any Subsidiary of such Obligor (including, in the case of Parent, the Issuer) other than an Unrestricted Subsidiary.

        "Significant Subsidiary" is defined to mean, at any date of determination, any Subsidiary of Parent that, together with its Subsidiaries, (i) for the most recent fiscal year of Parent, accounted for more than 10% of the consolidated revenues of Parent or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of Parent, all as set forth on the most recently available consolidated financial statements of Parent for such fiscal year.

        "Stated Maturity" is defined to mean, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

        "Subordinated Indebtedness" is defined to mean (i) with respect to the Issuer, Indebtedness of the Issuer subordinated in right of payment to the notes and (ii) with respect to Parent, Indebtedness of Parent subordinated in right of payment to the Guarantee of the notes.

        "Subsidiary" is defined to mean, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

        "Trade Payables" is defined to mean any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by Parent or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods and services.

        "Transaction Date" is defined to mean, with respect to the Incurrence of any Indebtedness by Parent or any of its Restricted Subsidiaries that is a Guarantor, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

        "Unclaimed Excess Proceeds" is defined to mean the amount of Excess Proceeds remaining immediately after the making of an Excess Proceeds Payment (exclusive of any Excess Proceeds not theretofore subject to an Excess Proceeds Offer) in accordance with the "Limitation on Assets Sales" covenant.

        "Unrestricted Subsidiary" is defined to mean (i) any Subsidiary of Parent (other than the Issuer) that at the time of determination shall be designated an Unrestricted Subsidiary by the board of directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The board of directors of Parent may designate any Restricted Subsidiary of Parent (including any newly acquired or newly formed Subsidiary of Parent) other than the Issuer to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Parent or any Restricted Subsidiary; provided that (A) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under the "Limitation on Restricted Payments" covenant described above, and (B) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness. The board of directors of Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Parent; provided that immediately after giving effect to such designation (x) (1) in the case of Subsidiaries of Parent that are not also Subsidiaries of the Issuer, Parent could Incur $1.00 of additional Indebtedness under clause (i) of paragraph (a) of the "Limitation on Indebtedness" covenant described above and (2) in the case of Subsidiaries of the Issuer, the Issuer could Incur $1.00 of additional Indebtedness under clause (ii) of paragraph (a) of the "Limitation on Indebtedness" covenant described above and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the board of directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an officer's certificate certifying that such designation complied with the foregoing provisions.

        "Unrestricted Subsidiary Indebtedness" is defined to mean Indebtedness of any Unrestricted Subsidiary (i) as to which neither Parent nor any Restricted Subsidiary is directly or indirectly liable (by virtue of Parent or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of Parent or any Restricted Subsidiary to declare, a default on such Indebtedness of Parent or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

        "U.S. Subsidiary" is defined to mean any corporation or other entity incorporated or organized under the laws of the United States or any state thereof.

        "Voting Stock" is defined to mean with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

Book-Entry; Delivery; Form and Transfer

        The Exchange Notes will initially be in the form of one or more registered global notes without interest coupons (collectively, the "Global Notes"). Upon issuance, the Global Notes will be deposited with the Trustee, as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's Direct and Indirect Participants (as defined below). Transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants, including, if applicable, those of the Euroclear System ("Euroclear") and Clearstream, Luxembourg (formerly Cedelbank, "Clearstream, Luxembourg"), which may change from time to time.

        The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for Notes in certificated form in certain limited circumstances. See "—Transfer of Interests in Global Notes for Certificated Notes."

        Initially, the Trustee will act as Paying Agent and Registrar. The Exchange Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Depositary Procedures

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants"), including Euroclear and Clearstream, Luxembourg. DTC may hold securities beneficially owned by other persons only through the Direct Participants or Indirect Participants and such other person's ownership interest and transfer of ownership interest will be recorded only on the records of the Direct Participant and/or Indirect Participant and not on the records maintained by DTC.

        DTC has advised us that, pursuant to DTC's procedures, DTC will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

        Investors in the Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC, indirectly through organizations that have accounts with Direct Participants, including Euroclear or Clearstream, Luxembourg, or indirectly through organizations that are participants in Euroclear or Clearstream, Luxembourg. Morgan Guaranty Trust Company of New York, Brussels office is the operator and depository of Euroclear and Clearstream Banking S.A. is the operator and depository of Clearstream, Luxembourg (each a "Nominee" of Euroclear and Clearstream, Luxembourg, respectively). Therefore, they will each be recorded on DTC's records as the holders of all ownership interests held by them on behalf of Euroclear and Clearstream, Luxembourg, respectively. Euroclear and Clearstream, Luxembourg must maintain on their own records the ownership interests, and transfers of ownership interests by and between, their own customers' securities accounts. DTC will not maintain such records. All ownership interests in any Global Notes, including those of customers' securities accounts held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC.

        The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the Exchange Notes see "—Transfers of Interests in Global Notes for Certificated Notes."

        Except as described in "—Transfers of Interests in Global Notes for Certificated Notes," owners of beneficial interests in the Global Notes will not have Exchange Notes registered in their names, will not receive physical delivery of Exchange Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

        Under the terms of the Indenture, we, the Guarantors and the Trustee will treat the persons in whose names the Exchange Notes are registered (including Exchange Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither we, the Guarantors, the Trustee nor any agent of ours, the Guarantors or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

        DTC has advised us that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Exchange Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Exchange Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, us or the Guarantors. None of we, the Guarantors or the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Exchange Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Exchange Notes for all purposes.

        The Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the Notes through Euroclear or Clearstream, Luxembourg) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in any Global Notes through Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the Exchange Notes through Euroclear or Clearstream, Luxembourg, on the other hand, will be effected by Euroclear's or Clearstream, Luxembourg's respective Nominee through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg; however, delivery of instructions relating to cross-market transactions must be made directly to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or Clearstream, Luxembourg and within their established deadlines. Indirect Participants who hold interests in the Exchange Notes through Euroclear and Clearstream, Luxembourg may not deliver instructions directly to Euroclear or Clearstream, Luxembourg's Nominee. Euroclear or Clearstream, Luxembourg will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear's or Clearstream, Luxembourg's behalf in the relevant Global Note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

        Because of time zone differences the securities accounts of an Indirect Participant who holds an interest in the Exchange Notes through Euroclear or Clearstream, Luxembourg purchasing an interest in a Global Note from a Direct Participant in DTC will be credited and any such crediting will be reported to Euroclear or Clearstream, Luxembourg during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and Clearstream, Luxembourg customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Global Note to a DTC Participant until the European business day for Euroclear or Clearstream Luxembourg immediately following DTC's settlement date.

        DTC has advised us that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more Direct Participants to whose account interests in the Global

Notes are credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the Exchange Notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for Exchange Notes in certificated form, and to distribute such certificated forms of Notes to its Direct Participants. See "—Transfers of Interests in Global Notes for Certificated Notes."

        Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Direct Participants, including Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of we, the Guarantors or the Trustee shall have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

        The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Transfers of Interests in Global Notes for Certificated Notes

        An entire Global Note may be exchanged for definitive Exchange Notes in registered, certificated form without interest coupons ("Certificated Notes") if (i) DTC (x) notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we thereupon fail to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) we at our option, notify the Trustee in writing that we elect to cause the issuance of Certificated Notes or (iii) upon the request of the Trustee or Holders of a majority of the outstanding principal amount of Notes, after there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In any such case, we will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and DTC identify as being the beneficial owner of the related Exchange Notes.

        Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

        None of we, the Guarantors or the Trustee will be liable for any delay, by the holder of any Global Note or DTC in identifying the beneficial owners of Exchange Notes, and we and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

Same Day Settlement and Payment

        The Indenture will require that payments in respect of the Exchange Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated Notes, we will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. We expect that secondary trading in the Certificated Notes will also be settled in immediately available funds.

DESCRIPTION OF OUR OTHER INDEBTEDNESS

        The following is a summary description of the principal terms of the instruments governing certain of our indebtedness and other obligations. The description below does not purport to be complete and is qualified in its entirety by reference to the agreements described below.

October 1999 Senior Notes

        General.    On October 15, 1999, Parent issued $250 million aggregate principal amount of its October 1999 senior notes. The October 1999 senior notes mature on October 15, 2009 and accrue interest at a rate of 12 3/4% per annum. Interest is payable each April 15 and October 15. The indenture governing the October 1999 senior notes provides for the issuance of up to an additional $75.0 million in principal amount of notes thereunder, subject to the debt incurrence provisions thereunder. As of March 31, 2004, $91.3 million aggregate principal amount of the October 1999 senior notes remained outstanding.

        Ranking.    The October 1999 senior notes are unsecured and unsubordinated obligations of Parent and rank senior to any of Parent's existing and future obligations that are expressly subordinated to the October 1999 senior notes and pari passu with all of Parent's other existing and future senior unsecured obligations, including trade payables. All existing and future indebtedness and other liabilities and commitments of Parent's subsidiaries, including trade payables, are structurally senior to the October 1999 senior notes.

        Optional Redemption.    The October 1999 senior notes are not redeemable prior to October 15, 2004. Thereafter, for the twelve month periods beginning October 15 of each of the years indicated below, the October 1999 senior notes will be redeemable by Parent, in whole or in part, at the redemption prices expressed as a percentage of the principal amount of the October 1999 senior notes, as set forth below, plus accrued and unpaid interest to the applicable redemption date.

Year	Redemption Price
2004	106.375%
2005	104.250%
2006	102.125%
2007 (and thereafter)	100.000%

        Change of Control.    Upon the occurrence of a change of control, each holder of October 1999 senior notes will have the right to require Parent to repurchase all or any part of such holder's October 1999 senior notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase.

        Covenants and Events of Default.    The indenture governing the October 1999 senior notes contains certain covenants and customary events of default that are substantially similar to the covenants and events of default contained in the indenture governing the 1998 senior notes and the January 1999 senior notes.

2000 Convertible Subordinated Debentures

        General.    On February 24, 2000, Parent issued $300 million aggregate principal amount of 5 3/4% convertible subordinated debentures due 2007 (the "2000 convertible debentures"). The 2000 convertible debentures mature on February 15, 2007 and accrue interest at a rate of 5 3/4% per annum, subject to adjustment upon certain merger or sale of asset transactions. Interest is payable each February 15 and August 15. The holders of the 2000 convertible debentures may convert the debentures into shares of Parent's common stock at any time at a conversion price of $49.7913 per share of common stock, subject to adjustment under certain circumstances. As of December 31, 2003, $71.1 million aggregate principal amount of the 2000 convertible debentures remained outstanding.

        Ranking.    The 2000 convertible debentures are unsecured subordinated obligations of Parent and are subordinated to all of Parent's existing and future indebtedness, other than indebtedness to Parent's subsidiaries of which it owns, directly or indirectly, a majority of the voting stock, and other than any of Parent's indebtedness that expressly provides that such indebtedness is equal with or junior to the 2000 convertible debentures. All existing and future indebtedness and other liabilities and commitments of Parent's subsidiaries, including trade payables, are structurally senior to the 2000 convertible debentures.

        Optional Redemption.    For the twelve month periods beginning on February 15 of each of the years indicated below, the 2000 convertible debentures are redeemable, in whole or in part, at the redemption prices expressed as a percentage of the principal amount of the 2000 convertible debentures, as set forth below:

Year	Redemption Price
2003	102.88%
2004	101.92%
2005	100.96%
2006 (and thereafter)	100.00%

        Change of Control.    Upon the occurrence of a change of control, each holder of the 2000 convertible debentures will have the right to require Parent to repurchase all or any part of such holder's 2000 convertible debentures at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase. Instead of paying the repurchase price in cash, Parent may pay the repurchase price in common stock provided that certain conditions set forth in the indenture have been satisfied. The number of shares of common stock a holder of the 2000 convertible debentures will receive will equal the repurchase price divided by 95% of the average of the closing sale prices of Parent's common stock for the five trading days immediately preceding and including the third trading day prior to the repurchase date.

        Covenants.    The indenture governing the 2000 convertible debentures does not contain any financial or negative covenants and does not restrict Parent from paying dividends, incurring senior indebtedness or any other indebtedness or issuing securities or repurchasing Parent's existing securities.

        Events of Default.    The indenture governing the 2000 convertible debentures contains customary events of default, including:

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  defaults in the payment of principal, premium or interest;

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  defaults in the compliance with covenants contained in the indenture;

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  acceleration of, or failure to pay at maturity, other indebtedness of $10 million principal amount or more;

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  failure to pay more than $10 million of judgments that have not been stayed by appeal or otherwise; and

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  the bankruptcy of Parent or certain of its subsidiaries.

2003 Convertible Senior Notes

        General.    On September 15, 2003, Parent issued $132 million aggregate principal amount of its 2003 convertible senior notes. The 2003 convertible senior notes mature on September 15, 2010 and accrue interest at a rate of 3 3/4% per annum. Interest is payable each March 15 and September 15. The holders of the 2003 convertible senior notes may convert the notes into shares of Parent's common stock at any time at a conversion price of $9.3234 per share of common stock, subject to adjustment under certain circumstances. As of December 31, 2003, $132.0 million aggregate principal amount of the 2003 convertible senior notes remained outstanding.

        Ranking.    The 2003 convertible senior notes are unsecured and unsubordinated obligations of Parent and rank senior to any of Parent's existing and future obligations that are expressly subordinated to the 2003 convertible senior notes and pari passu with all of Parent's other existing and future senior unsecured obligations, including trade payables. All existing and future indebtedness and other liabilities and commitments of Parent's subsidiaries, including trade payables, are structurally senior to the 2003 convertible senior notes.

        Change of Control.    Upon the occurrence of a change of control, each holder of the 2003 convertible senior notes will have the right to require Parent to repurchase all or any part of such holder's 2003 convertible notes at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase. Instead of paying the repurchase price in cash, Parent may pay the repurchase price in common stock provided that certain conditions set forth in the indenture have been satisfied. The number of shares of common stock a holder of the 2003 convertible senior notes will receive will equal the repurchase price divided by 95% of the average of the closing sale prices of Parent's common stock for the five trading days immediately preceding and including the third trading day prior to the repurchase date.

        Covenants.    The indenture governing the 2003 convertible senior notes does not contain any financial or negative covenants and does not restrict Parent from paying dividends, incurring senior indebtedness or any other indebtedness or issuing or repurchasing Parent's other securities.

        Events of Default.    The indenture governing the 2003 convertible senior notes contains customary events of default, including:

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  defaults in the payment of principal, premium or interest;

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  defaults in the compliance with covenants contained in the indenture;

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  acceleration of, or failure to pay at maturity, other indebtedness of $20 million principal amount or more; and

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  the bankruptcy of Parent or certain of its subsidiaries.

Textron Agreement

        General.    Parent's Australian subsidiary and Australian affiliates are party to a financing agreement, the "Textron Agreement"), dated March 28, 2002, with Textron, under which Textron has agreed to finance eligible receivables from such subsidiary through March 31, 2005. Under the Textron Agreement, the subsidiary has agreed to pay program fees based upon a base rate plus a certain margin and an annual commitment fee of $150,000. As of December 31, 2003, the program fees payable under the Textron Agreement were 10.6% of the principal amount financed. The obligations under the Textron Agreement are secured by the financed receivables. Parent has unconditionally guaranteed the payment by its subsidiary of its obligations under the Textron Agreement. The finance commitment amount for the Textron Agreement is $20.0 million. As of December 31, 2003, $0.3 million was outstanding under the Textron Agreement.

        Early Termination.    The Parent's Canadian subsidiary had an arrangement with Textron similar to the Textron Agreement, which was voluntarily terminated effective March 27, 2004. The Textron Agreement may be voluntarily terminated by the Australian subsidiary with 90 days prior written notice.

If the Textron Agreement is voluntarily terminated prior to its termination date, a termination fee equal to 2% of the total commitment is payable.

        Covenants.    The Textron Agreement contains certain restrictive covenants that, among other things, limit the Australian subsidiary's abilities to:

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  create liens on their receivables; and

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  enter into additional billing and collection agreements or amend their existing billing and collection agreements.

        Events of Default.    The Textron Agreement contains customary events of default, including:

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  defaults in compliance with any monetary term of the Textron Agreement;

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  defaults in the compliance with covenants contained in the Textron Agreement;

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  the bankruptcy or insolvency of the Australian subsidiary; and

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  the occurrence of a change in the business, assets or financial condition of the Australian subsidiary, alone or in combination with Parent, that may have a material adverse effect on the Australian subsidiary's ability to perform its obligations under the Textron Agreement, or on the Australian subsidiary and Parent, taken together.

The Manufacturers Life Insurance Company Loan Agreement

        General.    Parent's Canadian subsidiary is a party to a Loan Agreement (the "ManuLife Loan Agreement"), dated February 11, 2003 and amended and restated on April 8, 2004, with The Manufacturers Life Insurance Company ("ManuLife"), under which ManuLife agreed to make up to a $42 million CAD loan to such subsidiary and its Canadian affiliates. The loan matures on April 7, 2006 and accrues interest at a rate of 7.75% per annum. Interest is payable monthly in arrears on the last day of each month and upon maturity. There are no borrowings outstanding under the ManuLife Loan Agreement.

        Security and Guarantees.    The obligations of the Canadian subsidiary under the ManuLife Loan Agreement are secured by certain of its assets. In addition, Parent and PTI have each unconditionally guaranteed these obligations.

        Prepayment Obligations.    The loan may be prepaid voluntarily in whole or in part in a minimum amount equal to $1.0 million. Prepayments are subject to a make whole premium such that if prepayment is made prior to April 8, 2005, 100% of such make whole premium is payable, if prepayment is made after April 8, 2005 but before October 8, 2005, 70% of such make whole premium is payable and if prepayment is made after October 8, 2005, 60% of such make whole premium is payable.

        Covenants.    The ManuLife Loan Agreement contains financial covenants, which require the Canadian subsidiary to meet minimum EBITDA (as defined in the ManuLife Loan Agreement), minimum forecasted EBITDA and minimum cash requirements, as well as a minimum financial ratios. The ManuLife Loan Agreement contains certain restrictive covenants that, among other things, limit the Canadian subsidiary's ability and that of its Canadian affiliates to:

  •
  incur additional indebtedness and issue equity;

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  create certain liens;

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  make certain investments, capital expenditures or acquisitions;

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  pay dividends or make other distributions;

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  enter into non-arm's length transactions;

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  sell assets;

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  permit a change of control; or

  •
  enter into certain mergers and consolidations.

        Events of Default.    The ManuLife Loan Agreement contains customary events of default, including:

  •
  defaults in the payment of principal, premium or interest;

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  defaults in the compliance with covenants contained in the ManuLife Loan Agreement;

  •
  cross defaults on other indebtedness and cross defaults to Parent's indentures; and

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  the bankruptcy of Primus or certain of its subsidiaries.

Other Indebtedness

        In addition to the indebtedness described above, as of December 31, 2003, we had approximately $56.8 million of other indebtedness and long-term obligations.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a discussion of the material United States federal income tax consequences of the exchange of outstanding notes for exchange notes and of the ownership of the exchange notes as of the date hereof. Except where noted, this summary deals only with investors who were initial purchasers of outstanding notes at their original offering price who hold the outstanding notes and will hold the exchange notes as capital assets, and does not deal with special situations. For example, this summary does not address:

  •
  tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, corporations that accumulate earnings to avoid federal income tax or life insurance companies;

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  tax consequences to persons holding outstanding notes or exchange notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

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  tax consequences to holders of outstanding notes or exchange notes whose "functional currency" is not the USD;

  •
  alternative minimum tax consequences, if any; or

  •
  any state, local or foreign tax consequences.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

        If you are considering the exchange of outstanding notes for exchange notes, you should consult your own tax advisors concerning the United States federal income tax consequences to you and any consequences arising under the laws of any other taxing jurisdiction.

Exchange of Outstanding Notes for Exchange Notes

        The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not constitute a taxable event to holders. Rather, the exchange notes will be treated as a continuation of the outstanding notes for U.S. federal income tax purposes, and are referred to together as "notes" in this summary of federal income tax consequences. Accordingly, no gain or loss will be recognized by a holder upon receipt of an exchange note, the initial basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange, and the holding period for the exchange note will include the holding period for the outstanding note.

Consequences to United States Holders

        The following is a summary of the United States federal tax consequences that will apply to you if you are a United States holder of notes.

        The material consequences to "Non-United States Holders" of notes are described under "Consequences to Non-United States Holders" below. "United States Holder" means a beneficial owner of a note that is:

  •
  a citizen or resident of the United States or someone treated as a citizen or resident of the United States for United States federal income tax purposes;

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  a corporation (or any entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision of the United States;

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  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust that (1) is subject to the supervision of a court within the United States and the control of one or more United States persons or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        If a partnership (including for this purpose any entity treated as a partnership for U.S. tax purposes) is a beneficial owner of a note, the United States tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A holder of a note that is a partnership and partners in such a partnership should consult their individual tax advisors about the United States federal income tax consequences of holding and disposing of the note.

Payment of Interest

        United States Holders will be required to recognize as ordinary income any interest paid or accrued on the notes in accordance with their regular method of accounting.

Sale, Exchange and Retirement of Notes

        You will generally recognize gain or loss upon the sale, exchange, retirement or other disposition of a note equal to the difference between the amount realized (less any accrued interest which will be taxable as such) upon the sale, exchange, retirement or other disposition and your adjusted tax basis in the note. Your tax basis in a note will generally be equal to the amount you paid for the note. Any gain or loss will be capital gain or loss. If you are an individual and have held the note for more than one year, your capital gain may be taxable at a reduced rate. Your ability to deduct capital losses may be limited.

Information Reporting and Backup Withholding

        In general, information reporting requirements will apply to certain payments of principal and interest paid on the notes and to the proceeds of sale of a note made to you unless you are an exempt recipient (such as a corporation). A 28 percent backup withholding tax may apply to such payments if you fail to provide your taxpayer identification number or certification of foreign or other exempt status or fail to report in full interest income.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service (the "IRS").

Consequences to Non-United States Holders

        The following is a summary of the United States federal tax consequences that will apply to you if you are a Non-United States Holder of notes. The term "Non-United States Holder" means a beneficial owner of a note (other than a partnership) that is not a United States Holder.

United States Federal Withholding Tax

        The 30% United States federal withholding tax will not apply to any payment to you of principal or interest on a note provided that:

  •
  interest paid on the note is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of Parent's stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

  •
  you are not a controlled foreign corporation that is related to the Issuer or Parent through stock ownership within the meaning of Section 864(d)(4) of the Code;

  •
  you are not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code; and

  •
  you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an IRS Form W-8BEN (or successor form)) or a financial institution holding the note on your behalf certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

        If you cannot satisfy the requirements described above, payments of interest will be subject to the 30% United States federal withholding tax, unless you provide the Issuer with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

        The 30% U.S. federal withholding tax will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of a note.

United States Federal Estate Tax

        The United States federal estate tax will not apply to notes owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% United States federal withholding tax under the rules described above under "—United States Federal Withholding Tax" without regard to the statement requirement described in the last bullet point.

United States Federal Income Tax

        If you are engaged in a trade or business in the United States and interest on a note are effectively connected with the conduct of that trade or business, you (although exempt from the 30% withholding tax) will be subject to United States federal income tax on that interest or dividend on a net income basis in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest will be included in earnings and profits.

        Any gain or income realized on the disposition of a note generally will not be subject to United States federal income tax unless (1) that gain or income is effectively connected with the conduct of a trade or business in the United States by you, or (2) you are an individual who is present in the United

States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Information Reporting and Backup Withholding

        Generally, the Issuer must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to these payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In general, you will not be subject to backup withholding with respect to payments that the Issuer makes to you provided that the Issuer does not have actual knowledge or reason to know that you are a United States person and you have given the Issuer the statement described above under "—United States Federal Withholding Tax."

        In addition, you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a note within the United States or conducted through certain United States-related financial intermediaries, if the payer receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus together with any resale of those exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in the resales of exchange notes received in exchange for outstanding notes where those outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. In addition, until            , 2004, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus, as it may be amended or supplemented from time to time, to any broker-dealer that requests it in the letter of transmittal. We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of outstanding notes and exchange notes, including any broker-dealers, and persons who control such holders, against certain types of liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by our counsel, Hogan & Hartson, LLP, McLean, Virginia.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated in this registration statement by reference from the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 29, 2004, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        Until            , 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law (the "DGCL") permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful. Article X of our Amended and Restated By-Laws provides that we, to the full extent permitted by Section 145 of the DGCL, shall indemnify all of our past and present directors and may indemnify all of our past or present employees or other agents. To the extent that a director, officer, employee or agent of ours has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in such Article X, or in defense of any claim, issue or matter therein, he or she shall be indemnified by us against actually and reasonably incurred expenses in connection therewith. Such expenses may be paid by us in advance of the final disposition of the action upon receipt of an undertaking to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

        As permitted by Section 102(b)(7) of the DGCL, Article 11 of our Amended and Restated Certificate of Incorporation provides that no director shall be liable to us for monetary damages for breach of fiduciary duty as a director, except for liability:

            (i)  for any breach of the director's duty of loyalty to us or our stockholders;

           (ii)  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          (iii)  for the unlawful payment of dividends on or redemption of our capital stock; or

          (iv)  for any transaction from which the director derived an improper personal benefit.

        We have obtained a policy insuring us and our directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 21. Exhibits and Financial Statement Schedules

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation of Parent; Incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-8, No. 333-56557 (the "S-8 Registration Statement").
3.2	Amended and Restated Bylaws of Primus; Incorporated by reference to Exhibit 3.2 of Parent's Annual Report on Form 10-K for the year ended December 31, 2002.
3.3	Registration Rights Agreement dated January 16, 2004, concerning the outstanding notes and the exchange notes registered hereby.*
4.1	Form of Indenture concerning the outstanding notes and the exchange notes among Issuer, Parent and Wachovia Bank, N.A. dated January 16, 2004.*
5.1	Opinion of Hogan & Hartson L.L.P.**
12.1	Statement regarding computation of ratio of earnings to fixed charges; incorporated by reference to Exhibit 12.1 of our 2003 10-K.

21	List of subsidiaries.*
23.1	Consent of Hogan & Hartson L.L.P. (included in its opinion filed as Exhibit 5.1 hereto).**
23.2	Consent of Deloitte & Touche LLP, Independent Auditors.*
24.1	Power of attorney (included in signature pages).
25.1	Statement of eligibility of trustee.*
99.1	Form of Letter of Transmittal.**
99.2	Form of Notice of Guaranteed Delivery.**
99.3	Form of Letter from the Registrants to Registered Holders and Depository Trust Company Participants.**
99.4	Form of Instructions from Beneficial Owners to Registered Holders and Depository Trust Company Participants.**
99.5	Form of Letter to Clients.**
99.6	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.**

*
Filed herewith

**
To be filed by amendment

Item 22. Undertakings

        Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, each such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, Commonwealth of Virginia, on the 29th day of April, 2004.

Primus Telecommunications Holding, Inc.
By:	/s/ K. PAUL SINGH K. Paul Singh President
Primus Telecommunications Group, Incorporated
By:	/s/ K. PAUL SINGH K. Paul Singh Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below with respect to any of the respective registrants hereby constitutes and appoints Neil L. Hazard, John F. DePodesta and Tracy Book Lawson, or any of them acting individually, as his or her attorney-in-fact and agent, each with full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, including as an individual or as an officer or director authorized to act on behalf of any of the entities listed below, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite their name.

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ K. PAUL SINGH K. Paul Singh	President (Principal Executive Officer) and Director	April 29, 2004
/s/ NEIL L. HAZARD Neil L. Hazard	Treasurer (Principal Financial Officer) (Principal Accounting Officer) and Director	April 29, 2004
/s/ JOHN F. DEPODESTA John F. DePodesta	Secretary and Director	April 29, 2004

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ K. PAUL SINGH K. Paul Singh	Chairman, President, Chief Executive Officer (Principal Executive Officer)	April 29, 2004
/s/ JOHN F. DEPODESTA John F. DePodesta	Executive Vice President, Secretary and Director	April 29, 2004
/s/ PRADMAN L. HAZARD Pradman L. Hazard	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	April 29, 2004
/s/ TRACY BOOK LAWSON Tracy Book Lawson	Vice President—Corporate Controller (Principal Accounting Officer)	April 29, 2004
/s/ DAVID HERSHBERG David Hershberg	Director	April 29, 2004
/s/ NICK EARLE Nick Earle	Director	April 29, 2004
/s/ PRADMAN P. KAUL Pradman P. Kaul	Director	April 29, 2004
/s/ JOHN G. PUENTE John G. Puente	Director	April 29, 2004
/s/ DOUGLAS M. KARP Douglas M. Karp	Director	April 29, 2004
/s/ PAUL G. PIZZANI Paul G. Pizzani	Director	April 29, 2004

EXHIBIT INDEX

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation of Parent; Incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-8, No. 333-56557 (the "S-8 Registration Statement").
3.2	Amended and Restated Bylaws of Primus; Incorporated by reference to Exhibit 3.2 of Parent's Annual Report on Form 10-K for the year ended December 31, 2002.
3.3	Registration Rights Agreement dated January 16, 2004, concerning the outstanding notes and the exchange notes registered hereby.*
4.1	Form of Indenture concerning the outstanding notes and the exchange notes among Issuer, Parent and Wachovia Bank, N.A. dated January 16, 2004.*
5.1	Opinion of Hogan & Hartson L.L.P.**
12.1	Statement regarding computation of ratio of earnings to fixed charges; incorporated by reference to Exhibit 12.1 of our 2003 10-K.
21	List of subsidiaries.*
23.1	Consent of Hogan & Hartson L.L.P. (included in its opinion filed as Exhibit 5.1 hereto).**
23.2	Consent of Deloitte & Touche LLP, Independent Auditors.*
24.1	Power of attorney (included in signature pages).
25.1	Statement of eligibility of trustee.*
99.1	Form of Letter of Transmittal.**
99.2	Form of Notice of Guaranteed Delivery.**
99.3	Form of Letter from the Registrants to Registered Holders and Depository Trust Company Participants.**
99.4	Form of Instructions from Beneficial Owners to Registered Holders and Depository Trust Company Participants.**
99.5	Form of Letter to Clients.**
99.6	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.**

*
Filed herewith

**
To be filed by amendment

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TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
RISK FACTORS
THE INTERNAL REORGANIZATION
THE EXCHANGE OFFER
USE OF PROCEEDS
CAPITALIZATION
SELECTED FINANCIAL DATA
DESCRIPTION OF THE EXCHANGE NOTES
DESCRIPTION OF OUR OTHER INDEBTEDNESS
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX